As filed with the Securities and Exchange Commission on August 15, 2016

Registration No.: 333- 211289

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UMATRIN HOLDING LIMITED
(Exact name of registrant as specified in its charter)

Delaware	5961	87-0814235
(State or other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

315 Madison Ave, 3rd Floor PMB #3050 New York, NY 10017
(866)-874-4888
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Dato' Liew Kok Hong
315 Madison Ave, 3rd Floor PMB #3050 New York, NY 10017
(866)-874-4888
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Joseph M. Lucosky, Esq.

Lucosky Brookman LLP

101 Wood Avenue South, Fifth Floor

Woodbridge, New Jersey 08830

Tel No.: (732) 395-4400

Fax No.: (732) 395-4401

As soon as practicable after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting Company" in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)

Common Stock, par value $0.00001 per share	100,000,000	$0.02	$2,000,000	$201.40

(1)

The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o).

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION ON AUGUST , 2016

UMATRIN HOLDING LIMITED

100,000,000 SHARES OF COMMON STOCK

Umatrin Holding Limited ("we" or "the Company") is offering for sale a maximum of 100,000,000 shares of its common stock at a fixed price of $.02 per share. There is no minimum number of shares that must be sold by us for the offering to close, and therefore we may receive no proceeds or very minimal proceeds from the offering. As such, potential investors may end up obtaining shares in a company that may not receive enough proceeds from the offering to begin operations or where there may be no market for our shares.

We will retain the proceeds from the sale of any of the offered shares that are sold. The offering is being conducted on a self-underwritten, best efforts basis, which means our president, Dato' Liew Kok Hong, and vice president, Dato' Sri Warren Eu Hin Chai, will be responsible for the sale of the shares. This prospectus will permit our president and vice president to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The intended methods of communication include, without limitations, telephone and personal contact. For more information, see the section of this prospectus entitled "Plan of Distribution."

The offering will terminate upon the earlier to occur of: (i) the sale of all 100,000,000 shares being offered, or (ii) 120 days after this registration statement is declared effective by the Securities and Exchange Commission. However, we may extend the offering for up to 120 days following the 120 days offering period.

Our common stock is currently listed on the OTCQB under the symbol "UMHL". Our stock is thinly traded and there is no active trading market developed for our shares of common stock.

Our auditor issued a going concern opinion as to the Company's financial conditions. the Company had accumulated deficit of $2,250,988 as of March 31, 2016 which include a loss of $43,213 for the three months ended March 31, 2016. Uncertainty arise as the market being in operation faces economic slowdown which might cast a slight doubt on the Company ability to generate profit in the next 12 months. Management's plans include the raising of capital through the equity markets to fund future operations, seeking additional acquisitions, and generating of revenue through the business. However, there can be no assurances the Company will be successful in its efforts to secure additional equity financing and obtaining sufficient revenue. These factors raise substantial doubt about the Company's ability to continue as a going concern.

Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 7 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ____________, 2016.

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Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

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SUMMARY INFORMATION

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein.

Overview

Umatrin Holding Limited (formerly known as Golden Opportunities Corporation) (the "Company) was incorporated in the state of Delaware on February 2, 2005. The Company was originally incorporated in order to locate and negotiate with a targeted business entity for the combination of that target company with the Company.

On March 27, 2015, a total of 19,555,000 shares were acquired by Umatrin Group Ltd. ("UGL", a company incorporated in Seychelles, through its principal and director, Dato' Sri Eu Hin Chai ("Dato' Sri"). At that time, UGL also acquired promissory notes that covert into common shares of the UMHL. In April 2015, the promissory notes were converted into 24,749,100 shares of UMHL common stock. Upon conversion, UGL held 44,304,100 shares of UMHL common stock out of a total issued and outstanding of 58,319,100 shares. As a result of UGL's acquisition, UGL then held 75% of the outstanding shares in UMHL and was the majority shareholder of UMHL.

On January 6, 2016, the Company acquired 80% of the equity interests of U Matrin Worldwide SDN BHD ("Umatrin") in exchange for the issuance of a total of 100,000,000 shares of its common stock to the two holders of Umatrin, Dato' Sri and Dato' Liew. Immediately following the Share Exchange, the business of Umatrin became the business of UMHL. The company's operation office remained in Malaysia and the business market will remain focus in Asia.

Umatrin applies leading O2O (Online to Offline) marketing strategy to both retail and wholesale trade. Umatrin provides technology and services to enable consumers, merchants and other participants to conduct business in our cloud-based trading system. Umatrin uses advanced network technology and rigorous management system to create unlimited business brand space. Without allocating large sums of operating cost, it continuously introduces new products, combined with O2O internet business model and career opportunities.

We have curated non-toxic beauty, personal care to health and wellness products. The principal markets for Umatrin's products are in Malaysia. We market out products through three primary methods: direct contact, online distribution and/or by our dealer program. Our marketing and sales teams work closely together to maintain a high standard of service to our customers. Each and every new products launched will be communicated to our existing customers and to the public.

On February 24, 2016, the Company changed its fiscal year end from January 31 to December 31.

Below is a summary of the gross proceeds, before aggregate offering costs of approximately $40,000, we may receive from the sale of the shares in the Offering:

Percentage of Shares Sold	Shares Sold	Proceeds to the Company
10%	10,000,000	$200,000
25%	25,000,000	$500,000
50%	50,000,000	$1,000,000
75%	75,000,000	$1,500,000
100%	100,000,000	$2,000,000

The offering will terminate upon the earlier to occur of: (i) the sale of all 100,000,000 shares being offered, or (ii) 120 days after this registration statement is declared effective by the Securities and Exchange Commission. However, we may extend the offering for up to 120 days following the 120 days offering period.

The Company's directors and officers own approximately 90% of the outstanding shares (particularly, Mr. Liew Kok Hong and Mr. Sri Warren Eu Hin Chai beneficially owns 31% and 47% of the voting power of our issued and outstanding voting securities, respectively),and will own approximately 55.3% of the outstanding shares after this offering is completed, assuming all the shares in the offering are sold.

Prior to the closing of the share exchange with U Matrin Worldwide SDN BHD on January 6, 2016, we were deemed a "shell company" under applicable SEC rules and regulations because we had no or nominal operations and either no or nominal assets, assets consisting solely of cash and cash equivalents, or assets consisting of any amount of cash and cash equivalents and nominal other assets.

As a former "shell company," the limitation on public re-sales of our issued, restricted securities by our stockholders includes a prohibition against the use of Rule 144 of the Securities Act until such time as the conditions set forth in Rule 144(i) are met. Rule 144(i) provides that if the issuer of the securities previously had been a shell company but has ceased to be a shell company and is subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act; has filed all reports and other materials required to be filed by Sections 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and has filed current "Form 10 information" with the SEC reflecting its status as an entity that is no longer a shell company, then those securities may be sold subject to the requirements of Rule 144 after one year has elapsed from the date that the issuer filed "Form 10 information" with the SEC.

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Going Concern

Our auditor issued a going concern opinion as to the Company's financial conditions. the Company had accumulated deficit of $2,250,988 as of March 31, 2016 which include a loss of $43,213 for the three months ended March 31, 2016. Uncertainty arise as the market being in operation faces economic slowdown which might cast a slight doubt on the Company ability to generate profit in the next 12 months. Management's plans include the raising of capital through the equity markets to fund future operations, seeking additional acquisitions, and generating of revenue through the business. However, there can be no assurances the Company will be successful in its efforts to secure additional equity financing and obtaining sufficient revenue. These factors raise substantial doubt about the Company's ability to continue as a going concern.

Where You Can Find Us

Our U.S. representative office is located at 315 Madison Ave, 3rd Floor PMB #3050, New York, NY 10017. Our telephone number is (866)-874-4888. Our United States and registered statutory office is located at 3500 South Dupont Highway, Dover, DE 19901, telephone number (302) 531-0855. Our principal office in Malaysia is located at 32, Jalan Radin Bagus 3, Bandar Baru Sri Petaling, 57000 Kuala Lumpur, Malaysia.

The Offering

Securities being offered by the Company	100,000,000 shares of common stock, par value $0.00001.

Offering price per share by the Company	$0.02 per share.

Number of shares outstanding before the offering	158,319,100 shares of common stock as of the date hereof.

Number of shares outstanding after the offering	258,319,100 shares of common stock will be issued and outstanding after this offering is completed if all the shares being offered are sold.

Minimum number of shares to be sold in this offering	None.

Market for the common shares	The Company's common stock is currently listed on the OTCQB under the symbol "UMHL". The stock is thinly traded and there is no active trading market developed for the shares of common stock.

Use of proceeds	The Company will receive all proceeds from the sale of the common stock. See "Use of Proceeds" section for details.

Termination of the offering

The offering will conclude upon the earlier to occur of: (i) the sale of all 100,000,000 shares of common stock, or (ii) 120 days after this registration statement becomes effective with the Securities and Exchange Commission. The Company may at its discretion extend the offering for an additional 120 days.

Terms of the offering	The Company's president and vice president will sell the common stock upon effectiveness of this registration statement.

You should rely only upon the information contained in this prospectus. The Company has not authorized anyone to provide you with information different from that which is contained in this prospectus. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained in here is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

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RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock. This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed and you may lose all or part of your investment.

Risks Related To Our Business

If we fail to continually anticipate user preferences and provide attractive services on our offline and online marketplace, we may not be able to grow and retain our user base.

Our success depends on our ability to grow and retain our user base. In order to attract and retain users and compete against our direct competitors and other industry or content-specific vertical websites, we must continue to innovate and introduce services that our users find useful and attract them to use our offline and online marketplace more frequently and become our paying users. If we fail to anticipate and meet the needs of our users, the size of our user base may decrease. A decrease in our user base would render our online marketplace less attractive to merchants and may reduce our membership and offline and online marketing revenues, which may have a material and adverse effect on our marketing business, financial condition and results of operations.

If we fail to retain existing or attract new local merchants to use our online marketplace and pay for our membership and online marketing services, our business, financial condition and prospects may be materially and adversely affected.

The success of our business depends on our ability to attract and retain local merchants that provide information on our online marketplace to consumers and pay for our membership and offline and online marketing services and to offer attractive products and services to our consumer users. If we are unable to grow and maintain a healthy ecosystem of local merchants, our users may find our online marketplace to be less useful than expected and may not continue to use our online marketplace. This in turn may affect our ability to attract new merchants and convince existing merchants to renew their paid memberships or increase their level of spending on our services.

We face intense competition, and if we do not compete successfully against existing and new competitors, we may lose market share and suffer losses.

We face intense competition. Our competitors in the online marketing space include industry or content-specific vertical websites whose information serve the same underlying industries as certain content categories of our online marketplace, as well as smaller or regional online classifieds websites. We may also face competition from major internet companies, who may enter the online classifieds market in Malaysian. We compete primarily on the basis of user traffic, effectiveness of services in reaching targeted users, ability to demonstrate marketing results and customer service capabilities.

We may not be able to effectively manage our growth and expansion or implement our business strategies, in which case our business and results of operations may be materially and adversely affected.

We have experienced a period of rapid growth and expansion, which has placed, and continues to place, significant strain on our management and resources. We cannot assure you that this level of significant growth and expansion will be sustainable or achieved at all in the future.

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Any damage to our reputation and brand or failure to enhance our brand recognition may materially and adversely affect our business, financial condition and results of operations.

We believe that the market recognition and reputation of our brand have significantly contributed to the success of our business. Maintaining and enhancing our brand is critical to our success and ability to compete. Many factors, some of which are beyond our control, may negatively impact our brand and reputation.

If we fail to keep up with the technological developments and users' changing requirements or to successfully capture and retain a significant portion of the growing number of users that access online marketing services, we may be unable to meet our revenue growth expectations and our results of operation may be adversely affected.

The internet industries in Malaysian are subject to rapid and continuous changes in technology, user preferences, the nature of services offered and business models. Our success will depend on our ability to keep up with the changes in technology and user behavior resulting from technological developments. If we do not adapt our services to such changes in an effective and timely manner, we may suffer from decreased user traffic, which may result in a reduction of revenues from our membership services or a decrease in spending on our other services.

Our business depends substantially on the continuing efforts of our executive officers and key employees, and our business may be severely disrupted if we lose their services.

Our future success depends substantially on the continued efforts of our executive officers and key employees. If one or more of our executive officers or key employees were unable or unwilling to continue their service, we might not be able to replace them easily, in a timely manner, or at all, and our business may be severely disrupted, our financial conditions and results of operations may be materially and adversely affected and we may incur additional expenses to recruit, train and retain personnel. If any of our executive officers or key employees joins a competitor or forms a competing company, we may lose users, know-how and key professionals and staff members. Each of our executive officers and key employees has entered into an employment agreement and a confidentiality and non-competition agreement with us. However, if any dispute arises between our executive officers and key employees, on one hand, and us on the other, we cannot assure you that we would be able to enforce these non-compete provisions in Malaysian, where these executive officers reside, in light of uncertainties with Malaysian's legal system.

If we are unable to attract, train and retain qualified personnel, our business may be materially and adversely affected.

Our future success depends, to a significant extent, on our ability to attract, train and retain qualified personnel, particularly management, technical and marketing personnel with expertise in the online marketing industry. Our field sales and customer service teams are also critical to maintaining the quality of our services as they interact with local merchants on a daily basis. We must continue to attract qualified personnel at a fast pace to keep up with our growing user base and the scale of our operations. Since our industry is characterized by high demand and intense competition for talent, there can be no assurance that we will be able to attract or retain qualified staff or other highly skilled employees that we will need to achieve our strategic objectives. As we are still a relatively young company, our ability to train and integrate new employees into our operations may not meet the growing demands of our business. If we are unable to attract, train, and retain qualified personnel, our business may be materially and adversely affected.

We may be held liable to third parties for information or content displayed on, retrieved from or linked to our website, or distributed to website users, which could harm our reputation and business.

Our online marketing services enable users to exchange local business or service information, generate content, market products and services, conduct business and engage in various other online activities. Claims may be brought against us for defamation, libel, negligence, copyright, patent or trademark infringement, tort (including personal injury), fraud, other unlawful activity or other theories and claims based on the nature and content of information to which we link or that may be posted on our website, generated by our users, or delivered or shared hypertext links to third-party websites, or video or image services, if appropriate licenses and/or third-party consents have not been obtained. Third-parties may also seek to assert claims against us alleging unfair competition or violations of privacy rights or failure to maintain the confidentiality of user data. Our defense of any such actions could be costly and involve significant time and attention of our management and other resources.

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We could be liable for any breach of security relating to the third-party online payment platforms we use, and concerns about the security of internet transactions could damage our reputation, deter current and potential users from using our online marketplace and have other adverse consequences to our business.

Users may conduct transactions on our online marketplace through third-party online payment platforms. In these online payment transactions, secured transmission of confidential information, such as customers' credit card numbers and expiration dates, personal information and billing addresses, over public networks is essential to maintain consumer confidence. In addition, we expect that an increasing amount of our sales and transactions conducted on our online marketplace will be conducted over the internet as a result of the growing use of online payment platforms. As the prevalence of using online payment methods increases, associated online crimes will likely increase as well. Our current security measures and those of the third-party online payment platform service providers may not be adequate. We must be prepared to increase and enhance our security measures and efforts so that our users have confidence in the reliability of the online payment platforms that we use, which will impose additional costs and expenses and may still not guarantee complete safety. In addition, we do not have control over the security measures of our third-party online payment platform service providers. Security breaches of the online payment platforms that we use could expose us to litigation and possible liability for failing to secure confidential user information and could, among other things, damage our reputation.

Future strategic alliances or acquisitions may have a material and adverse effect on our business, reputation and results of operations.

We may in the future enter into strategic alliances with various third parties to further our business purposes from time to time. Strategic alliances with third parties could subject us to a number of risks, including risks associated with sharing proprietary information, non-performance by the counter-party, and an increase in expenses incurred in establishing new strategic alliances, any of which may materially and adversely affect our business. In addition, to the extent the strategic partner suffers negative publicity or harm to their reputation from events relating to their business, we may also suffer negative publicity or harm to our reputation by virtue of our association with such third parties, and we may have little ability to control or monitor their actions.

Our management team has limited experience in managing and operating a public company. Any failure to comply or adequately comply with federal and state securities laws, rules or regulations could subject us to fines or regulatory actions, which may materially adversely affect our business, results of operations and financial condition.

The members of our management team have limited experience managing and operating a public company and may rely in many instances on the professional experience and advice of third parties including its attorneys and accountants. While we are obligated to hire a qualified chief financial officer to enable us to meet our ongoing reporting obligations as a public company in the United States, such individuals are oftentimes difficult to locate and may not have all of the qualifications necessary to fulfill these legal obligations. Failure to comply or adequately comply with any federal or state securities laws, rules, or regulations may result in fines or regulatory actions, which may materially adversely affect our business, results of operation, or financial condition.

If we need additional capital to fund our future operations, we may not be able to obtain sufficient capital and may be forced to limit the scope of our operations.

If adequate additional financing is not available on reasonable terms, we may not be able to expand our operations, which may as a result impact our cash flow and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the development of competitive projects undertaken by our competition; (iii) the level of our investment in research and development; and (iv) the amount of our capital expenditures, including land acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

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In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, our common stock can also be expected to be subject to volatility resulting from purely market forces over which we have no control. If we need additional funding we will, most likely, seek such funding in the United States (although we may be able to obtain funding in Malaysian) and the market fluctuations affect on our stock price could limit our ability to obtain equity financing.

If we cannot obtain additional funding, we may be required to: (i) limit our expansion; (ii) limit our marketing efforts; and (iii) decrease or eliminate capital expenditures.

Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are favorable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to the Units. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

The loss of the services of our key employees, particularly the services rendered by our President and Vice President, could harm our business.

Our success will depend to a significant degree on the services rendered to us by our key employees. If we fail to attract, train and retain sufficient numbers of these qualified people, our prospects, business, financial condition and results of operations will be materially and adversely affected. In particular, we are heavily dependent on the continued services of our President and Vice President. The loss of any key employees, including members of our senior management team, and our inability to attract highly skilled personnel with sufficient experience in our industry could harm our business.

Since our operations and assets are located in Malaysia, shareholders may find it difficult to enforce a U.S. judgment against the assets of our company, our directors and executive officers.

Our operations and assets are located in Malaysia. In addition, most of our executive officers and directors are non-residents of the U.S., and substantially all the assets of such persons are located outside the U.S. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

Risks Related To This Offering

As there is no minimum purchase requirement in connection with this offering, we may not receive enough capital to expand our business plan accordingly and the expansion may be delayed.

The Company is not required to sell any specific number or dollar amount of securities and will receive all proceeds from the sale of the common stock. If we are able to only sell a small portion (under 25% of the 100,000,000 shares - see "Use of Proceeds") or no shares at all, we may not be able to expand our business plan accordingly and the expansion may be delayed.

The offering price of the common stock was arbitrarily determined and therefore should not be used as an indicator of the future market price of the securities. Therefore, the offering price bears no relationship to our actual value, and may make our shares difficult to sell.

The stock is thinly traded and there is no active trading market developed for the shares of common stock. There is no assurance that an active public market will be established or maintained for the Company's stock or that the securities will ever trade at a price higher than the offering price. The offering price and other terms and conditions relative to the Company's shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

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Since our directors and officers currently own approximately 90% of the outstanding common stock, investors may find that our directors' and officers' decisions are contrary to their interests.

The Company's directors and officers own approximately 90% of the outstanding shares and will own approximately 55.3% of the outstanding shares after this offering is completed, assuming all the shares in the offering are sold. The following is a chart showing the directors' approximate ownership after the offering, based on how many shares are sold in the offering:

Percentage of Shares Sold	Approximate Post-Offering Ownership Percentage of Directors
0%	90%
10%	84.8%
25%	77.9%
50%	68.5%
75%	61.2%
100%	55.3%

As a result of the directors' ownership, they may be able to elect all of our directors and control the direction of the Company, even if all shares are sold in this offering. The Company's directors' interests may differ from the interests of other stockholders. Factors that could cause their interests to differ from the interests of other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time they are able to devote to the Company.

Exclusively, our directors will make all decisions regarding the management of the Company's affairs. Purchasers of the offered shares may not participate in the management of the Company and, therefore, are dependent upon the management abilities of the Company's directors. The only assurance that the shareholders of the Company, including purchasers of the offered shares, have that the Company's directors will not abuse their discretion in executing the Company's business affairs is their fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless that person is willing to entrust all aspects of management to the Company's directors, or their successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of the Company's management.

Shares of our common stock that have not been registered under federal securities laws are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a former "shell company."

Prior to the closing of the share e xchange with U Matrin Worldwide SDN BHD on January 6, 2016, we were deemed a "shell company" under applicable SEC rules and regulations because we had no or nominal operations and either no or nominal assets, assets consisting solely of cash and cash equivalents, or assets consisting of any amount of cash and cash equivalents and nominal other assets. Pursuant to Rule 144 promulgated under the Securities Act, as amended, sales of the securities of a former shell company, such as us, under that rule are not permitted (i) until at least 12 months have elapsed from the date on which the Form 8-K report , reflecting our status as a non-shell company, is filed with the SEC and (ii) unless at the time of a proposed sale, we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months, other than Form 8-K reports. Currently we do not intend to register any other shares for sale under the Securities Act, our stockholders will be forced to hold their shares of our Common Stock for at least that 12-month period before they are eligible to sell those shares pursuant to Rule 144, and even after that 12-month period, sales may not be made under Rule 144 unless we and the selling stockholders are in compliance with other requirements of Rule 144. Further, it will be more difficult for us to raise funding to support our operations through the sale of debt or equity securities unless we agree to register such securities under the Securities Act, which could cause us to expend significant time and cash resources. The lack of liquidity of our securities as a result of the inability to sell under Rule 144 for a longer period of time than a non-former shell company could cause the market price of our securities to decline. Furthermore, to the extent shares of common stock were purchased by Non-U.S. Persons pursuant to Regulation S, such shares may not be transferred within the United States or to a "U.S. Person" unless such transfer is made pursuant to registration under the Securities Act, pursuant to an exemption therefrom, or in a transaction outside the United States pursuant to the resale provisions of Regulation S.

We are not likely to pay cash dividends in the foreseeable future.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any cash dividends in the foreseeable future, but will review this policy as circumstances dictate.

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We are subject to the penny stock rules which will make shares of our common stock more difficult to sell.

We are subject now and in the future to the Commission's "penny stock" rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer's confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus, including in the documents incorporated by reference into this prospectus, includes some statements that are not purely historical and that are "forward-looking statements." The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties' control) or other assumptions. Such forward-looking statements include, but are not limited to, statements regarding our and their management's expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipates," "believes," "continue," "could," "estimates," "expects," "intends," "may," "might," "plans," "possible," "potential," "predicts," "projects," "seeks," "should," "would" and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

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USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 10%, 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. We expect the offering expenses will be approximately $40,000 and we intend to use our current available cash to pay for such expenses.   In addition, we expect that our annual cost of being a public company, including the costs associated with our independent auditor and the costs associated with the SEC filings, to be approximately $100,000. We intend to use revenue from the sales of our products to pay for such expenses.

	If 10% of Shares Sold	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
Marketing of the Company's Products	200,000	400,000	800,000	1,000,000	1,200,000
Expansion of Product Lines and Research and Development	-	100,000	200,000	300,000	300,000
Acquisition of Warehouse and Land, and Building of Factory to Manufacturer Products	-	-	-	200,000	500,000

TOTALS	$200,000	$500,000	$1,000,000	$1,500,000	$2,000,000

The above figures represent only estimated costs.

Upon receipt of 10% sales of shares, the Company will invest its entirety into promoting the Company's product through local advertisement means such as newspaper and radio.

Upon receipt of 25% sales of shares, the Company will further promote the Company's product via other advertising and marketing strategies such as events and promotion into developing the Company's product into a well-known name in the local market. The Company will also invest partially into enhancing its current owned product, AKERO series by consulting external expertise to perform research and development.

Upon receipt of 50% sales of shares, the Company will expand its marketing department with the hiring of additional marketing staffs with the objective to further improve the Company's products. The Company will also further invest into enhancing its current owned product, AKERO series by consulting external expertise to perform research and development.

Upon receipt of 75% and 100% sales of shares, the Company will further expand its marketing department with the hiring of additional marketing staffs with the objective to further improve the Company's products. The Company will also further invest into enhancing its current owned product, AKERO series by consulting external expertise to perform research and development. The Company will also invest partially into acquiring additional warehouse and/or building to accommodate its operating expansion in terms of warehousing and staffing.

Upon receipt of proceeds from the sales of shares, the Company plans to further expand the product lines by adding an anti-aging related product into our AKERO series. We plan to hire additional technical personnel for the new product as well keep improving our existing products within the AKERO series. The Company is also planning to use sales of proceeds to construct production facility to increase the production of the AKERO products.

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DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, any historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. We cannot assure you that an active public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

DILUTION

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock. Assuming all shares offered herein are sold, giving effect to the receipt of the maximum estimated proceeds of this offering net of the offering expenses, our net book value will be $ 2,379,085 or $ 0.0092 per share. Therefore, the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $ 0.0066 per share while our present stockholders will receive an increase of $ 0.0066 per share in the net tangible book value of the shares they hold. This will result in a 33 % dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchasers of the common stock in this offering:

	Maximum	Minimum
	Offering	Offering

Offering Price Per Share	$0.02	$0.02

Book Value Per Share Before the Offering	$0.0026	$0.0026

	MAXIMUM	MINIMUM
Net tangible book value per share	$0.0026	$0.0026
Net tangible book value after Offering	$2,379,085	$2,379,085
Net tangible book value after Offering per share	$0.0092	$0.0092
Increase per share attributable to New Stockholders	$0.0066	$0.0066
Dilution in Offering Price based upon New BVPS	$0.0066	$0.0066
Dilution as percentage of purchase price	33%	33%

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PLAN OF DISTRIBUTION

158,319,100 common shares are issued and outstanding as of the date of this prospectus. The Company is offering a maximum of 100,000,000 shares of its common stock on a "best efforts" basis at a fixed price of $0.02 per share any funds raised from this offering will be immediately available to us for our use. There will be no refunds. The offering will terminate upon the earlier to occur of: (i) the sale of all 100,000,000 shares; or (ii) 120 days from the date of this prospectus and may be extended for an additional 120 days if we choose to do so. There is no minimum number of shares that we have to sell in this offering. All money we receive from the offering will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow account during the offering period and no money will be returned once the subscription has been accepted by us.

Only after the Securities and Exchange Commission declares our registration statement effective, do we intend to distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in our company and in a possible investment in the offering.

We intend to sell the shares in this offering through our President, Dato' Liew Kok Hong, and vice president, Dato' Sri Warren Eu Hin Chai. They will not receive any compensation for offering or selling the shares.

Once the registration statement is effective, our president and vice president will contact individuals and corporations with whom they have an existing or past pre-existing business or personal relationship and will attempt to sell them the shares. Upon completion of this Offering, we may explore opportunities to seek additional means of raising capital, including potentially by selling additional shares.

Our President, Dato' Liew Kok Hong, and vice president, Dato' Sri Warren Eu Hin Chai, are relying on Rule 3a4-1 of the Securities Act of 1934, to offer the company's shares without registering as brokers. They are able to rely on Rule 3a4-1 of the Securities Act of 1934 due to the fact that both are: (a) not be subject to statutory disqualification pursuant to section 3(a)(39) of the Securities Act of 1933 (see attached); (b) are not compensated in connection with their participation by the payment of commissions or other payments based either directly or indirectly on the offering; (c) are not an associated person of a broker dealer; and both primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and both are not brokers or dealers, or have been a broker or dealer, within the preceding 12 months; and both do not participate in selling an offering of securities for any issuer more than once every 12 months.

DESCRIPTION OF SECURITIES

General

Our authorized share capital consists of 500,000,000 shares of common stock, par value $0.00001 per share, and 10,000,000 shares of preferred stock, par value $0.00001 per share. As of the date hereof, 158,319,100 shares of our common stock and no shares of preferred stock were outstanding.

Common Stock

The shareholders of our common stock currently have: (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so. Please refer to the Company's Articles of Incorporation, by-laws and the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of the Company's securities.

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We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of the Board.

If we liquidate or dissolve our business, the shareholders of our common stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Preferred Stock

The Company has authority to issue 10,000,000 shares of preferred stock. The Company's board of directors may issue the authorized preferred stock in one or more series and may fix the number of shares of each series of preferred stock. The board of directors also has the authority to set the voting powers, designations, preferences and relative, participating, optional or other special rights of each series of preferred stock, including the dividend rights, dividend rate, terms of redemption, redemption price or prices, conversion and voting rights and liquidation preferences. Preferred stock can be issued and its terms set by the board of directors without any further vote or action by the Company's stockholders.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our Board and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent and Registrar

The Company's transfer agent is VStock Transfer, LLC. Their address is 18 Lafayette Place, Woodmere, New York 11598 and their telephone number at that location is (212) 828-8436.

Resale of Restricted Securities under Rule 144

The Company is former shell company. Therefore, there are prohibition on resales under Rule 144 of the Securities Act of 1933, as amendment, until the conditions set forth in Rule 144(i) are met.

Rule 144 provides an exemption from registration under the Securities Act for sales by holders of "restricted securities" (i.e., securities acquired directly or indirectly from the issuer or an affiliate of the issuer in a transaction or chain of transactions not involving a public offering) and for sales of "control securities" (i.e., securities held by affiliates, regardless of how they acquired them). The rule contains five general conditions, as summarized below:

•

Current public information. There must be adequate current public information available about the issuer. Reporting companies must have been subject to public reporting requirements for at least 90 days immediately before the Rule 144 sale and must have filed all required reports (other than Forms 8-K) during the 12 months (or shorter period that the company was subject to public reporting) before the sale. For non-reporting companies (including companies that have been subject to the public reporting requirements for less than 90 days), certain other specified public information must be available.

•

Holding period. If the issuer is, and has been for a period of at least 90 days immediately before the sale, subject to public reporting requirements, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities in reliance on Rule 144.

•

Volume limitations. In any three-month period, resales may not exceed a sales volume limitation equal to the greater of (i) the average weekly trading volume for the preceding four calendar weeks, or (ii) one percent of the outstanding securities of the class.

•	Manner-of-sale requirements. Resales must be made in unsolicited "brokers' transactions" or transactions directly with a "market maker" and must comply with other specified requirements.
•	Filing of Form 144. The seller must file a Form 144 if the amount of securities being sold in any three-month period exceeds 5,000 shares or $50,000 in aggregate sales price.
•

Non-affiliates. If the issuer is, and has been for a period of at least 90 days immediately before the sale, subject to public reporting requirements, any person who is not an affiliate of the issuer at the time of the sale, and has not been an affiliate during the preceding three months, must only comply with the current public information and holding period requirements. However the current public information requirement does not apply to restricted securities sold for the account of a person who is not an affiliate of the issuer at the time of the sale and has not been an affiliate during the preceding three months, provided a period of one year has elapsed since the later of the date the securities were acquired from the issuer or from an affiliate of the issuer.

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Shares Received in Former Shell Company

Under Rule 144, persons receiving shares in a company that is or at any time was a shell company (as defined in the Exchange Act) will not be entitled to sell the shares received pursuant to Rule 144 until such time as information about the former shell company that is equivalent to the information required under Form 10 of the Exchange Act has been on file with the SEC for a period of one year.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

You should read the following discussion together with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that are based on our current expectations, estimates and projections about our business and operations. Our actual results may differ materially from those currently anticipated and expressed in such forward-looking statements.

Overview

Umatrin Holding Limited (formerly known as Golden Opportunities Corporation) (the "Company) was incorporated in the state of Delaware on February 2, 2005. The Company was originally incorporated in order to locate and negotiate with a targeted business entity for the combination of that target company with the Company.

On March 27, 2015, a total of 19,555,000 shares were acquired by Umatrin Group Ltd. ("UGL", a company incorporated in Seychelles, through its principal and director, Dato' Sri Eu Hin Chai ("Dato' Sri"). At that time, UGL also acquired promissory notes that covert into common shares of the UMHL. In April 2015, the promissory notes were converted into 24,749,100 shares of UMHL common stock. Upon conversion, UGL held 44,304,100 shares of UMHL common stock out of a total issued and outstanding of 58,319,100 shares. As a result of UGL's acquisition, UGL then held 75% of the outstanding shares in UMHL and was the majority shareholder of UMHL.

On January 6, 2016, the Company acquired 80% of the equity interests of U Matrin Worldwide SDN BHD ("Umatrin") in exchange for the issuance of a total of 100,000,000 shares of its common stock to the two holders of Umatrin, Dato' Sri and Dato' Liew. Immediately following the Share Exchange, the business of Umatrin became the business of UMHL. The company's operation office remained in Malaysia and the business market will remain focus in Asia.

Umatrin applies leading O2O (Online to Offline) marketing strategy to both retail and wholesale trade. Umatrin provides technology and services to enable consumers, merchants and other participants to conduct business in our cloud-based trading system. Umatrin uses advanced network technology and rigorous management system to create unlimited business brand space. Without allocating large sums of operating cost, it continuously introduces new products, combined with O2O internet business model and career opportunities.

We have curated non-toxic beauty, personal care to health and wellness products. The principal markets for Umatrin's products are in Malaysia. We market out products through three primary methods: direct contact, online distribution and/or by our dealer program. Our marketing and sales teams work closely together to maintain a high standard of service to our customers. Each and every new products launched will be communicated to our existing customers and to the public.

On February 24, 2016, the Company changed its fiscal year end from January 31 to December 31.

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The Company's Results of Operations For the Three Months Ended March 31, 2016 Compared With Three Months Ended March 31, 2015

	For the Period Ended
	March 31,	March 31,
	2016	2015
Sales	$458,694	$940,614
Cost of sales	(89,082)	(201,824)
Gross profit	369,612	738,790
Selling, general & administrative expenses	(403,910)	(902,889)
Other income	-	-
Provision of income taxes	(6,303)	-
Net income (loss)	$(40,601)	$(164,099)

Sales

For the three months ended March 31, 2016, the Company generate d $458,694 in sales , compared to $940,614 for the three months ended March 31, 2015, representing a decrease of 51% in sales as retail industry in Malaysia is currently facing economic slowdown.

Gross profit and gross margin

The Company had a gross profit margin of 80% for the three months ended March 31, 2016, representing an increase of 2% as compared to the three months ended March 31, 2015 . This is primarily attributable to higher profit margin of new products such as those within the AKERO series.

Selling, general and administrative expenses

We incurred $403,910 in selling, general and administrative expenses for the three months ended March 31, 2016, comparing to $902,889 for the three months ended March 31, 2015. This is primarily attributable to the decrease in expenses incurred from salaries and wages, sales commission and advertising and marketing .

Net loss

For the three months ended March 31, 2016, the Company incurred a net loss of $40,601 , compared to a net loss of $164,099 for the three months ended March 31, 2015 .

Umatrin's Results of Operations for Fiscal Year Ended December 31, 2015 Compared to Fiscal Year Ended December 31, 2014

	For the Years Ended
	December 31,	December 31,
	2015	2014
Sales	$3,158,296	$2,888,483
Cost of sales	(544,169)	(707,091)
Gross profit	2,614,127	2,181,392
Selling, general & administrative expenses	(2,577,904)	(1,771,394)
Other income	-	5
Provision of income taxes	(27,701)	(150,440)
Net income (loss)	$8,522	$259,563

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Sales

For the fiscal year ended December 31, 2015, the Company generated $3,158,296 in revenue compared to $2,888,483 for the fiscal year ended December 31, 2014, representing an increase of 9% in sales. The increase in sales is mainly due to the increase in demand for beauty and health products in the local market in Malaysia as these products were highly sought after. Below is a breakdown of our revenue sources:

	2015	2014
	$	$
Retail store	2,492,117	510,106
Customers and dealers	625,974	2,378,377
Online sales	40,205	-
	3,158,296	2,888,483

The Company started its operation in September 2014 selling beauty, health and wellness products via two channels : a newly set up retail store and through customers and dealers. Most of the sales c ame from customers and dealers, which comprises 82% of total sales as the directors of the Company rely on good networking and connections with customers and dealers to promote the newly products of the Company. Sales from retail store was generat ed steadily as the Company was hiring new marketing and sales personnel to improve the sales for retail store.

As such, the Company has been focusing on expanding the retail sales and reducing reliance on the customers and dealers avenue as sales from retail stores was able to generate higher profit margin.  Moreover, in October 2015, the Company established its own online sales platform as a means to further improve and increase sales avenue for the Company.

Overall, for the fiscal year ended December 31, 2015, the total sales improved by 9% compared to that of fiscal year ended December 31, 2014.

Gross profit and gross margin

The Company generated 82% of profit margin for the year ended December 31, 2015 compared to 75% of profit margin for the year ended December 31, 2014. Improvement in profit margin was contributed to factors such as changes in sales avenue and changes in product mix.

The Company realized sales generated from reliance on customers and dealers requires extensive commission cost which reduces the profit margin. Thus, in the year 2015, the Company focuse d its attention to sales generated from retail store and online marketing as these avenue were able to generate better profit margin. Moreover, in year 2015, the Company introduced its own product; AKERO series which has a lesser manufacturing cost compared to trading products which leads to improve in profit margin.

Selling, general and administrative costs

	2015	2014
	$	$
Sales commission	67,318	804,892
Sample cost	66,726	188,446
Salaries and wages	876,132	294,680
	1,010,175	1,288,017

Sales commission dropped 91% for the fiscal year ended December 31, 2015 compared to fiscal year ended December 31, 2014 as the Company reduce d reliance on the marketing channel from customers and dealers. In the fiscal year ended December 31, 2014, the Company heavily relie d on customers and dealers to promote and sell as a short term marketing strategy for the Company. However, the Company decided to reduce reliance through this channel as it resulted in higher cost of operation which le d to lower profit margin.

Sample cost include cost of free product given out to customer as incentive . Sample cost dropped 35% for the fiscal year ended December 31, 2015 compared to fiscal year ended December 31, 2014. In 2014, the Company regularly gave out samples to promote the products of the Company, and this promotion method is being used less as the Company has establish ed itself in the market in 2015.

There was a significant increase in salaries and wages for the fiscal year ended December 31, 2015 compared to fiscal year ended December 31, 2014 . This is primarily due to Company 's expansion of its sales and marketing department to promote and operate its retail store.

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Net income

For the fiscal year ended December 31, 2015, the Company generate d $8,522 net income , compared to $259,563 for the fiscal year ended December 31, 2014 . The decrease in net income was primarily attributable to the increase in selling, general and administrative costs.

Liquidity and Capital Resources

The Company had cash and cash equivalent of $75,839 and $174,113 as of March 31, 2016 and December 31, 2015, respectively.

Our company's operations have been funded through an equity financing and a series of debt transactions, primarily with shareholders, directors, and officers of our company and affiliated entities. These related party debt transactions such as sales purchases of inventory and advances have operated as informal lines of credit since the inception of our company, and related parties have extended credit as needed which our company has repaid at its convenience. We anticipate that we will incur operating losses in the foreseeable future and we believe we will need additional cash to support our daily operations while we are attempting to execute our business plan and produce revenues. The management believes that the Company is able to operate without executing its expansion of business plan for the next twelve month with its existing capital resources and result from its continuing operations. We estimate that our burn rate to be $25,000 per month. The existing liquidity and capital resources will first be used to meet the short term obligations of the Company which have due such as repayment for goods purchased, monthly loan repayment and operational expenditures. Once the short term obligations are satisfied, we plan to use our cash resources to support the material costs and fixed operational expenses. Any remaining cash sources that would be available would be deployed for the research and development of new products as well as to hire additional personnel with technical accounting expertise. The Company will be relying on the proceed of this offering to meet the cost of the business expansion plan.

If our related parties are unable or unwilling to provide additional capital, we would likely require financing from third parties. There can be no assurance that any additional financing will be available to us, on terms we believe to be favorable or at all. The inability to obtain additional capital would have a material adverse effect on our operations and financial condition and could force us to curtail or discontinue operations entirely and/or file for protection under bankruptcy laws.

On February 16, 2015, the Company increased its authorized common stock from 500,000 to 5,000,000 shares at MYR1 (approximately $0.3056) par value while allotting additional 1,000,000 shares at MYR1 (approximately $0.3056) par value to use for the funding for its business expansion plan.

For the T hree M onths e nded March 31, 2016 and 2015

Operating Activities

For the three months ended March 31, 2016 and 2015, we used $74,313 and $1,396,580 in operating activities, respectively. The movement in net cash received and used in operating activities resulted from movement in other receivables and prepayments, related parties balances, other payables and accrued expenses.

Investing Activities

For the three months ended March 31, 2016 and 2015, we used $46,168 and $109,497 in investing activity. The net cash used in investing activity resulted from fixed assets purchased as the Company expanded its operation.

Financing Activities

For the three months ended March 31, 2016, financing activities provided $44,535 in net cash from repayment of term loan of $10,640 and financing received from related parties of $55,175.

For the three months ended March 31, 2015, we used $389,703 net cash for repayment to related parties of $695,294 and received capital contribution of $305,591.

For the year ended December 31, 2015 and 2014

Operating Activities

For the year ended December 31, 2015 and 2014, we used $375,676 and received $2,457,934 in operating activities, respectively. The movement in net cash received and used in operating activities resulted from movement in other receivables and prepayments, related parties balances, other payables and accrued expenses.

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Investing Activities

During the year ended December 31, 2015 and 2014, we used $1,385,944 and $333,888 in investing activity. The net cash used in investing activity resulted from fixed assets purchased as the Company expanded its operation.

Financing Activities

During the year ended December 31, 2015, we received proceeds from capital contribution of $305,591, drawdown of a term loan of $586,946 and repayment to related parties of $1,219,660, and as a result, we had net cash used in financing activities of $327,123.

During the year ended December 31, 2014, we received advances from related parties of $163,551, and as a result, we had net cash provided by financing activity of $163,551.

Loan Commitment

On December 23, 2014, MYR2,300,000 (approximately $657,507) term loan was granted to Umatrin for the purchase of four Story Shop Offices located at No.32, 32-1, 32-2, 32-3, Jalan Radin Bagus 3, Bandar Baru Seri Petaling, 57000, Kuala Lumpur with a repayment period of 240 months. This term loan was secured by (i) title deed for the said property, and (ii) way of guarantee by directors of the Company. This term loan is subject to an interest charges at 2.10% per annum below the Bank's Base Lending Rate ("BLR") with daily rests. The BLR is currently at 6.85% for both December 31, 2015 and December 31, 2014.

On July 27, 2015, the drawdown of MYR2,300,000 (approximately $609,554) was made and repayment effectively starts on December 1, 2015 with a fixed instalment of MYR14,863.14 (approximately $4,249) for 240 instalments.

Other than the above funding, the Company does not have any other external source of funding.

We have no known demands or commitments and we are not aware of any events or uncertainties as of March 31, 2016 that will result in or that are reasonably likely to materially increase or decrease our current liquidity.

We had no material commitments for capital expenditure for the period ended March 31, 2016 and 2015 except mentioned above.

The Company's Results of Operations for the Eleven Months Ended December 31, 2015 Compared to the Year Ended January 31, 2015

	Eleven Month Year
	December 31,	January 31,
	2015	2015
Sales	$-	$-
Operating expenses	(360,991)	(79,256)
Other expenses	(3,085)	(5,537)
Net loss	$(364,076)	$(84,793)

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The Company did not generate any operating revenue for the eleven months ended December 31, 2015 and for the year ended January 31, 2015. The major operating costs include stock compensation cost, legal and audit fees, and general filling fees for the eleven months ended December 31, 2015 and for the year ended January 31, 2015. The significant increase in operating cost was due to share option cost amounting $283,126 for the eleven months ended December 31, 2015 compared to $62,942 for the year ended January 31, 2015.

Liquidity and Capital Resources

The Company had cash and cash equivalents of $0 and $16 as of December 31, 2015 and January 31, 2015, respectively.

We have no internal sources of liquidity. Our only external source of liquidity is our officers/directors who personally fund our operating expenses through related party loans. There is no assurance of their ability to continue personally funding our operating expenses. There is no assurance we would be able to secure additional sources of funding. The Company continues to rely upon the issuance of common stock and capital contributions from shareholders to fund administrative expenses.

We have no known demands or commitments and are not aware of any events or uncertainties as of December 31, 2015 that will result in or that are reasonably likely to materially increase or decrease our current liquidity.

We have no material commitments for capital expenditures for the year ended December 31, 2015 and January 31, 2015.

Critical Accounting Policies

We prepare our financial statements in conformity with the generally accepted accounting principles in the United States (GAAP), which requires management to make certain estimates and apply judgments. We base our estimates and judgments on historical experiences, current trends and other factors that management believes to be important at the time the condensed financial statements are prepared. Due to the need to make estimates about effect of matters that are inherently uncertain, materially different amounts could be reported under different conditions or using different assumptions. On a regular basis, we review our critical accounting policies and how they are applied in the preparation of our financial statements.

While we believe that the historical experiences, current trends and other factors considered support the preparation of our condensed financial statements in conformity with GAAP, the actual results could differ from our estimates and such difference could be material.

Off Balance Sheet Arrangements

As of December 31, 2015, we do not have any off-balance sheet arrangements.

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DESCRIPTION OF BUSINESS

Corporate History

Umatrin Holding Limited (formerly known as Golden Opportunities Corporation) (the "Company) was incorporated in the state of Delaware on February 2, 2005. The Company was originally incorporated in order to locate and negotiate with a targeted business entity for the combination of that target company with the Company.

On March 27, 2015, a total of 19,555,000 shares were acquired by Umatrin Group Ltd. ("UGL", a company incorporated in Seychelles, through its principal and director, Dato' Sri Eu Hin Chai ("Dato' Sri"). At that time, UGL also acquired promissory notes that covert into common shares of the UMHL. In April 2015, the promissory notes were converted into 24,749,100 shares of UMHL common stock. Upon conversion, UGL held 44,304,100 shares of UMHL common stock out of a total issued and outstanding of 58,319,100 shares. As a result of UGL's acquisition, UGL then held 75% of the outstanding shares in UMHL and was the majority shareholder of UMHL.

On March 31, 2015, symbol of the Company's common stock was changed to "UMHL".

On March 31, 2015, Dato' Sri was appointed to the board of directors. In addition, Michael Zahorik was appointed as the Vice President to provide management continuity and to provide his insight and expertise with the Company's development. Dato Sri' was appointed as President and CEO to serve until the next shareholder meeting, and continuing thereafter until removal or resignation.

On August 22, 2015, Michael Zahorik, due to his own personal reason, has resigned his position as the Vice President at UMHL, which is therefore currently managed by Dato' Sri, our sole director.

Despite Michael's exit, Dato' Sri remains and is dedicated in delivering increased shareholder value. In order to moving forward with this vision, UMHL decided to acquire an operating company in Malaysia to which he is one of the main stockholders, known as U Matrin Worldwide SDN BHD, into UMHL.

On January 6, 2016, the Company acquired 80% of the equity interests of U Matrin Worldwide SDN BHD ("Umatrin") in exchange for the issuance of a total of 100,000,000 shares of its common stock to the two holders of Umatrin, Dato' Sri and Dato' Liew. Immediately following the Share Exchange, the business of Umatrin became the business of UMHL. The UMHL operation office remained in Malaysia and the business market will remain focus in Asia.

Going Concern

Our auditor issued a going concern opinion as to the Company's financial conditions. the Company had accumulated deficit of $2,250,988 as of March 31, 2016 which include a loss of $43,213 for the three months ended March 31, 2016. Uncertainty arise as the market being in operation faces economic slowdown which might cast a slight doubt on the Company ability to generate profit in the next 12 months. Management's plans include the raising of capital through the equity markets to fund future operations, seeking additional acquisitions, and generating of revenue through the business. However, there can be no assurances the Company will be successful in its efforts to secure additional equity financing and obtaining sufficient revenue. These factors raise substantial doubt about the Company's ability to continue as a going concern.

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Background of U Matrin Worldwide SDN BHD

U Matrin Worldwide SDN BHD, formerly known as OLC Worldwide SDN BHD, was incorporated in Malaysia on July 22, 1993 ("Umatrin").

Since its incorporation until September 2014, Umatrin remained dormant. On April 26, 2013, Umatrin was awarded with a direct selling license (number AJL932015) by the Ministry of Domestic Trade and Consumer Affairs in Malaysia. However, since April 26, 2013 and until September 2014, Umatrin maintained no operation.

On July 3, 2014 and August 12, 2014, Umatrin appointed both Dato' Liew Kok Hong ("Dato' Liew") and Dato' Sri as the company's directors. Together, Dato' Liew and Dato' Sri with Dato' Ho Phooi Keow ("Dato' Ho"), the co-founder of Umatrin, decided to start the business and expand it throughout Asia as a leading Online to Offline (O2O) company that provides technology, products and services to enable consumers, merchants, and other participants to conduct E-commerce on its I-Cloud ecosystem.

Dato' Liew was awarded by the Royal of Pahang, Malaysia, the "Darjah Kebesaran Mahkota Pahang Yang Amat Mulia Peringkat Kedua Darjah Indera Mahkota Pahang" with the title "Dato". He has more than 20 years' experience in strategic management and business leadership in E-commerce industries. Dato' Liew executes end-to-end strategies to advance Umatrin's position in high-growth markets, expand major market and pursue new customers, capitalize on strategic alliances and strengthen brand recognition. He also leads Umatrin's regional marketing teams, ensuring that Umatrin delivers its full capabilities to its regional and local markets. Dato' Liew is a veteran sales leader with nearly 20 years' experience in regional and global sales industry. He delivers consulting services, system integration and next-generation technology solutions. Dato' Liew has served in various senior executive sales roles and is recognized for his successful transforming and improving of sales performance by establishing disciplined, sustainable sales processes and driving revenue growth.

Dato' Ho has more than 20 years' experience in the real estate, property development and E-commerce industries. With his profound knowledge of the real estate and property development market, his sharp observation and quick command of business opportunities, and his ability of planning and negotiation, Dato' Ho is regarded as one of the best real estate and property development experts in Malaysia.

In July 2015, due to Dato' Ho's age, he decided to resign as the director of Umatrin and pass the future of Umatrin to both Dato' Sri and Dato' Liew. In any event, he maintains his shares in the company.

As a startup, Umatrin focuses on health and beauty care products. Umatrin had cooperated with several corporations and is appointed as their sole distributor for their health and beauty care products in Asia. Umatrin introduces its products via online platform and offline platformwhich is our retail shop. At our retail store, Umatrin also provides training and product introductory speeches to public.

At the early stage of our business, both Dato' Sri and Dato' Liew have led our marketing teams to sell our products to the end-user and also introduced an Independent Dealer Program to our customer. To qualified, the customer only needs to host a product demo and then will receive a discount on product purchases and earn additional credit for each product sold during the demo. Consequently, our customer will become our Independent Dealer. As to date, we have about 20,000 dealers selling our products.

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Main Business Activities

Although Umatrin was awarded a Multi-Level Marketing License, Umatrin did not operate by way of multi-level marketing strategy. Instead, Umatrin applies leading O2O (Online to Offline) marketing strategy to both retail and wholesale trade. Umatrin provides technology and services to enable consumers, merchants and other participants to conduct business in our cloud-based trading system.

Umatrin uses advanced network technology and rigorous management system to create unlimited business brand space. Without allocating large sums of operating cost, it continuously introduces new products, combined with O2O internet business model and career opportunities.

Umatrin provides technology and services to enable consumers, merchants and other participants to conduct business in our cloud-based trading system. Umatrin has collaboration with an online trading website, known as www.ebiders.com , wherein third parties can sell the products purchases from Umatrin without charges in the website to the public.

We created cosmetic products under the brank "AKERO SECRET". We also distribute products from third parties, including (a) Hydrogen Antioxidant Water Purifier, (b) Hydrogen Alkaline Water Stick, (c) Unibersih, (d) Soyme, (e) Sophielicious and (g) Nano Skin-Care Serum Series + Nano Vibration Serum Pen.

We act as sole distributor for the following products: (a) Hydrogen Antioxidant Water Purifier, (b)  Hydrogen Alkaline Water Stick, and (c) Nano Skin-Care Serum Series + Nano Vibration Serum Pen.

The following products are manufactured through original equipment manufacturer ("OEM"): (a) Unibersih, (b) Soyme, (c) Sophielicious, (d) AKERO SECRET Anti-Aging Skin Care Series, (e) AKERO SECRET Fruit Juice, and (f) AKERO SECRET Stem Cell.

Products

We distribute non-toxic beauty, personal care to health and wellness products in Malaysia. We market out products through three primary methods: direct contact, online distribution and/or by our dealer program. Our marketing and sales teams work closely together to maintain a high standard of service to our customers. Each and every new products launched will be communicated to our existing customers and to the public. Since September 2014, our best seller products include:

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(a) Hydrogen Antioxidant Water Purifier

Water is a fundamental to human. Each person on Earth requires at least 20 to 50 liters of clean, safe water a day for drinking, cooking and, simply keeping themselves clean. Polluted water isn't just dirty - it's deadly. Every year 1.8 million people die of diarrheal diseases like cholera. In short, the origin of healthy life is sustained by pure and clean water.

Umatrin introduces the Hydrogen Antioxidant Water Purifier to produce pure and clean water for our customers. The product is manufactured by Hyundai Warcotec Co. Ltd. from Korea. This product removes water impurities using 4 types of filters:

(1) Pre-Carbon filter: The carbon filter applying the suction method of charcoal sucks and eliminates the chlorine elements generated from the treatment process for the city water, organic compounds and odors.

(2) Nano Silver Filter: Antibacterial activated silver carbon, which can kill up to 99.99% of bacteria in water, is used to effectively remove various bacteria,. Also provide enhanced taste and removal of odors from the purified water.

(3) Alkaline Filter: Emit minerals ions is used to stabilize the water pH and remove heavy metals as well as chemicals. This filter can also breaks the water molecules into small cluster, increases oxygen and energy level and speeds up metabolism.

(4) Post-carbon filter: This filter prevents the propagation of germs and eliminating odors melted into water, generating colorless and odorless clean drinking water.

(b) Hydrogen Alkaline Water Stick

Tap water is supposedly clean, but it contains a host of contaminants. Bottled water is often just tap water by another name, and even water that did come from a natural spring originally may have been sitting around in its plastic bottle, leaching nasty chemicals, for two or three years before being consumed.

Alkaline water, high in active hydrogen, can help neutralize stomach acid in acid reflux. This 'micro-clustering' of the water molecules is what makes the water so hydrating.

(c) Unibersih

Unibersih is a natural and unpolluted herbal essence. This unique essence which consist of a total of eleven kinds of organic natural herbs is an all-rounded detoxification element which can excrete waste and toxins thoroughly. It is applicable to those problems brought to our body in modern living, such as constipation, pigmentation, overweight, bad breath, unsound sleep, lack of physical strength, indigestion, abdominal swelling, dry and pale skin, poor immune system etc. It can also strengthen the function of detoxification.

(d) Soyme

Soyme is a Malaysian version of Nattō which is made from soybeans, typically nattō soybeans. The benefit of Soyme includes:

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i. Prevents Heart Disease

Soyme has the ability to act as a natural and effective blood thinner in the body, which enables the blood to freely flow throughout the arteries so as to support the vital organs. It can also be very useful in preventing plaque from developing in the complex arteries, which in turn reduces the risk from arterial clotting.

ii. Anti-Aging Effects

Soyme is rich in protein, it will keep the skin healthy so as to look younger for a considerable amount of time. It also contains high amount of vitamin K2, which is a natural and potent anti-aging agent that helps improve the overall health condition of the skin.

iii. Improves Blood Circulation

Soyme could improve the body's blood circulation, which greatly helps various vital organs to function normally. As Soyme increases blood flow, it helps to prevent the narrowing and hardening of arteries.

iv. Lowers Cholesterol

As an excellent blood thinner, Soyme becomes a valuable agent in reducing the body's cholesterol levels. With these great benefits, consumers are able to have a lesser risk from suffering heart related conditions and other serious health problems.

(e) Sophielicious

Sophielicous is an anti-aging supplement formulated by using a novel processing technology and the ingredients consists of 3 types of plant stem cells and collagen tri-peptide to enhance the longevity of skin cells. Apple stem cell obtained from the rare and endangered Swiss apple which found rich in epigenetic factors and metabolites to activate sleeping cell, repairs and regenerates new cell; Grape stem cell ensures the vitality and generation capacity of the skin, to protect and prevent the UV damage and pigmentation thus even the skin tone; Argon stem cell derived from very resistant and rare argon tree is for a deep-seated rejuvenation of the skin, restoration of the skin's firmness and wrinkle reduction. It also contains the wonder from deep sea: marine collagen used is in the very short chain of amino acids known tri-peptide. Collagen tri-peptide with the small molecule size can be absorbed fast to the body compare to others collagen, works as cushion and support the epidermis, making it firm and preventing our skin from sagging; lastly the green tea extracts work as powerful antioxidant for the cell protection. Combining all benefits, Sophielicious provides significant anti-aging effect and restores skin.

(f) Nano Skin-Care Serum Series + Nano Vibration Serum Pen

Nano Anti-Aging Face Serum contains strong antioxidants to delay skin aging. This Anti-Aging Serum is specially formulated to counter-acts aging skin in a unique way. It contains active ingredients that are beneficial to our skin. By applying this product, established wrinkles and fine lines are visibly reduced and skin becomes toned and firmer.

Nano Eye Contour Serum improves microcirculation and decongests capillaries around eye area to reduce puffiness and dark circles. With this specially formulated Eye Serum, fine lines and wrinkles are visibly reduced. With daily use of this Eye Serum, there will have improvement in skin luminosity, a decrease in unevenness of the skin, and improvements in appearance of under-eye dark circle & under-eye puffiness.

Nano Collagen Face Serum stimulates collagen synthesis and forms a natural barrier to keep skin moisturized. This serum helps to improve skin conditions: skin elasticity, skin firmness and it also helps to prevent skin from premature aging.

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Nano Whitening Face Serum lightens pigmented skin and skin discoloration using Vitamin E and mushroom extracts. This serum contains active ingredients that will not only lighten your skin tone but also effective against age spot in a unique way. It is a light, non-greasy and readily absorbed to help, protect and nourish the skin.

Nano Vibration Serum Pen is for better absorption and increased penetration of Nano Serum active ingredients and vitamins. This product is composed of steel roller balls, which has cooling and refreshing effects. There is a sonic vibration to massage the skin and improve absorption of serum into skin.

(g) AKERO SECRET Anti-Aging Skin Care Series

Umatrin introduces our own anti-aging skin care series known as "AKERO SECRET". The product was developed with 100% natural botanical active ingredients and adopted a unique nanotechnology for skin hydration and anti-aging. This technology gives user a luminous, firm and flawless skin. It improves skin tone in just 7 days and skin will look more plump in just 14 days. After 28 days, skin will look more translucent. Continuous use will improve skin elasticity, lightens pigmentation, for a brighter looking skin. AKERO SECRET includes moisturizing cleansing foam, facial toner, brightening serum, soothing emulsion, ageless cream and protective sunscreen.

(h) AKERO SECRET Fruit Juice

Our latest product, Akero Fruit Juice contained RESVERATROL component from pomegranate, mangosteen, grape, black turmeric and blueberry. Resveratrol is a natural antioxidant, able to reduce blood viscosity, inhibit platelet aggregation and vasodilation, keep the blood flow, prevent the occurrence and development of various cardiovascular problems. A sachet of Akero Fruit Juice a day continuously able to reduce the incidence of cancer, anti-inflammatory, prevent cardiovascular disease, reduce blood pressure, delay aging process and improves skin tone and elasticity.

Raw Materials and Supplies

All of our inventories were purchased from two related party suppliers, JS Health & Beauty Sdn. Bhd. and Creative Iconic Sdn. Bhd. Akero Secret, our anti-aging skin care product, was manufactured in Taiwan.

We had an Authorized Exclusive Distributorship with HYUNDAI Healthy Lifestyle Sdn Bhd, in which we were required to place a minimum order of 250 units of products identified in the agreement and use our best efforts to sale and distribute the products within Malaysia.

The authorized exclusive distributorship with Hyundai Healthy Lifestyle Sdn Bhd for Hydrogen Antioxidant Water Purifier expired on April 31, 2016. Umatrin is currently in the negotiation with Hyundai Healthy Lifestyle Sdn Bhd to renew the terms of distributorship for Hydrogen Antioxidant Water Purifier.

However the duration of the authorised exclusive distributorship with Hyundai Healthy Lifestyle Sdn Bhd for Alkaline Water Stick is still valid from May 26, 2015 until further notice.

Despite the distributorship for Hydrogen Antioxidant Water Purifier has expired, Umatrin is not terminated by Hyundai Healthy Lifestyle Sdn Bhd from selling and/or distribute the products to the dealers and/or customers. Furthermore, because Hyundai has continued supplying their products to Umatrin, there has been no immediate impact on Umatrin's business.

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Intellectual Property

On February 22, 2015, we filed the application for our trademark "AKERO SECRET" with the Trademark Registry of Malaysia, which is pending for approval. The Registrar of Trademarks will examine the trademark application in approximately six (6) to nine (9) months after the filing date. The Registrar will issue Form on Request for Advertisement of a trademark if there is no objection. The Applicant is required to return the said form within two (2) months from the date received the form with prescription fee. The Registrar will then advertise the application in the government gazette. The Registrar will issue a Certificate of Registration if there is no opposition within two (2) months or any extended time provided by the Registrar from the date of the advertisement in the gazette. In short, a smooth trademark application may take approximately 1.5 - 2 years to be issued with a Certificate of Registration.

It is important for Umatrin to register the trademark "AKERO SECRET" because our Company will be introducing different types of quality anti-aging beauty and health products under the brand name AKERO SECRET.

Government Regulation

All of our health and beauty products are approved by our Ministry of Health in Malaysia.

The Ministry of Health in Malaysia regulates the sale and importation of cosmetic products by requiring that all cosmetic products be notified before sale, supply by wholesale and import. The company responsible for placing the cosmetic products in the market is responsible for notifying the Director of Pharmaceutical Services prior to import, supply by wholesale or sale of the products. The notification can be made online through National Pharmaceutical Control Bureau's website. The processing fee is RM50.00 (approximately USD$13) for each product. There is no other approval procedure required by the Ministry of Health in Malaysia to sell the cosmetic products.

As for the third parties products, the Company is not the responsible for placing the product in the market. The Company is only the authorised distributor to sell the products on behalf of the third parties. Therefore, so long as the third parties companies have obtained the Notification for the cosmetic products to sell in market, we as the authorised distributor, is allowed to sell the products to consumer.  There is no additional license and/or approval required to be obtained from the government by the Company for third parties' products.

We have filed notification with Ministry of Health in Malaysia for all the products we sell. We also perform due diligence to confirm that all the products from third parties have filed the notification prior to distribution by us.

Licenses

We possessed six (6) licenses for our products from Ministry of Health Malaysia, as listed below:

No.	Name of Cosmetic	Validity Period	Notification Number
1.	Moisturising Cleansing Foam	August 17, 2015 - August 17, 2017	NOT150803380K
2.	Facial Toner	August 17, 2015 - August 17, 2017	NOT150803381K
3.	Brightening Serum	August 17, 2015 - August 17, 2017	NOT150803382K
4.	Soothing Emulsion	August 17, 2015 - August 17, 2017	NOT150803383K
5.	Ageless Cream	August 17, 2015 - August 17, 2017	NOT150803384K
6.	Protective Sunscreen	August 17, 2015 - August 17, 2017	NOT150803385K

The licenses were for six types of beauty products described above under the brand of Akero Secret. These licenses are known as Notification Note and were issued by the Ministry of Health Malaysia under Regulations 18(A)(2) of Control Drugs and Cosmetics Regulations 1984.  The licenses indicate that the products are safe for consumption and provide the approval for the Company to market the product and authorized as the importer(s) of such products.

Our manufactures, Nano Patch and Taikuchi Trading, possessed five licenses for our products from Ministry of Health Malaysia, as listed below:

No.	Name of Cosmetic	Validity Period	Notification Number	License Holder
1.	NANO WHITENING SERUM	Mar.16, 2015- Mar. 16, 2017	NOT150302294K	Nano Patch
2.	NANO EYE CONTOUR SERUM	Mar.16, 2015- Mar. 16, 2017	NOT150302293K	Nano Patch
3.	NANO ANTI AGING SERUM	Mar.16, 2015- Mar. 16, 2017	NOT150302291K	Nano Patch
4.	NANO COLLAGEN SERUM	Mar.16, 2015- Mar. 16, 2017	NOT150302291K	Nano Patch
5.	DR APPERs- Stem Cell Essence	Jun. 30, 2014- Jun. 30, 2016	NOT140605121K	Taikuchi Trading

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Customers

We do not depend on any major customers. Our customers' basis consists of end-users and dealers.

Our Marketing Strategies

Umatrin markets products via online to offline. Umatrin believes that via online channel, we are able to reach our target audiences around the world. Based on Euromonitor International, internet retailing of health and beauty shows fast growth in Asia Pacific Market. As for our offline channel, we have one retail store in Malaysia, whereby anyone can step in and try our products. Following Umatrin's Mission: Improve each standard of living. We provide our customer with quality health and beauty products and also allow them to host event to share our products and at the same time earning additional credit for each sales during the event. Consequently, we will appoint them as our dealers if they wish to start-up their own business. Umatrin will provide market support to the dealers, such as advertisements, products introductory speeches and website to introduce the products to public. This strategy allows Umatrin's products to reach to each and every single person around the Asia Pacific as Umatrin's believe the best advertising will always be by way of word-of-mouth referrals.

Most of our customers and dealers are from Asia. We have 20,000 dealers in Asia. From Umatrin's sales, we have seen a market trend that consumers are buying more anti-aging products from us.

Industry Trends- Anti-Aging Products Market

Based on global research, by 2015, the anti-aging industry will grow by 82% in Asia Pacific and 72% in Japan. The global wellness products industry is a $569 billion industry, and anti-aging is one of the fastest growing categories. The global cosmetics and toiletries industry is a $333 billion industry, and anti-aging is its largest growing segment. In fact, the anti-aging market is predicted to reach a trillion dollars by 2025.

Hence, Umatrin is moving towards developing our own brand and anti-aging products. Recently we have developed a 100% natural anti-aging skin care series products under the brand "AKERO SECRET". We have received lots of positive feedbacks on this new skin care series. GCI Magazine had reported that "In anti-aging and beauty trends, the desire for more natural ingredients is one of the fastest growing around the world. According to Kline & Company, the natural personal care market is predicted to reach $6.7 billion in 2015 in the U.S. alone, and according to a recent anti-aging survey by Mintel, 76% of respondents who are concerned with aging report being interested in products with natural/organic ingredients".

In view of the above, Umatrin does not stop right here, but aims at developing and manufacturing more anti-aging products to benefit the public enlarged. In order to achieve this, additional capital funds are required for Umatrin to venture into manufacturing industry and expanding further research and development to develop more and more quality products.

To save time, Umatrin plans to go public and offers stock in an initial public offering by way of a reverse merger.

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Competitive Analysis

Market Analysis

Asia is the Earth's largest and most populous continent. It comprises 30% of Earth's land area, and has historically been home to 60% of the planet's human population (roughly 4.4 billion people reside in Asia). Asian is notable for not only the overall large size, but unusually dense and large settlements as well as vast barely populated regions.

Rising individual incomes and changing lifestyles drive the global beauty care products industry. Revenue in the industry is forecast to reach an estimated $265 billion in 2017 with a CAGR of 3.4% over the next five years (2012-2017), highly influenced by the increasing demand in Asia Pacific (APAC) and Europe due to increase in GDP and the improving living standard.

Lucintel, a leading global management consulting and market research firm, has analyzed the global beauty care industry and presents its findings in "Global Beauty Care Products Industry 2012-2017: Trend, Profit, and Forecast Analysis." The industry encompasses manufacturers' segment revenue related to beauty care products. As per the study, increased awareness has resulted in higher demand for luxury products, especially cosmetics. Providing quality products at a low cost is a challenge for manufacturers. Skincare, the largest segment, represents the growth in products during the forecast period. Increased demand for multi-feature products such as moisturizing cream with sun protection and anti-aging or anti-wrinkle properties are likely to drive market growth.

The cosmetics segment also has growth potential as demand is increasing for premium cosmetics in the expanding middle class in developing countries. Total sales in the beauty and personal care industry were roughly $426 billion in 2011, total global beauty sales for January - March 2012 were up 14% to $2,278,000,000. Total Skincare sales were $844 million, up 19%. The cosmetic industry worldwide seems to be continuously developing, now more than ever with the advent of the Internet companies.

Many famous companies sell their cosmetic products online also in countries where they do not have representatives. At present, cosmetics industry is focusing on launching organic cosmetic products because people are now becoming more and more conscious about the chemicals and the harmful effects in the cosmetics. Players are globally exploring the markets to tap the hidden growth potential. Regulatory bodies are also ensuring that consumers have full knowledge about the ingredients of products and hence focusing on labeling.

A new global anti-ageing report from Research and Markets, forecasts the global product market will grow at a CAGR of 6.7% over the period 2013-2018, with the rising global ageing population being the main driver. (www.cosmeticsdesign-europe.com)

Competitors

The beauty and health industry is highly competitive and, at times, subject to rapidly changing consumer preferences and industry trends. Competition generally provides incentives to boost brand strength, assortment and continuity of merchandise selection, reliable order fulfillment and on-time delivery, and a higher level of brand support and customer support. We compete with a large number of multi-national manufacturers of beauty and health products, many of which have significantly greater resources than we do. Many of our competitors also have the ability to develop and market products similar to and competitive with our products. Specifically, we compete with the major skin care companies which market many brands including Avon, Chanel, Clarins, Clinique, Estée Lauder, L'Oréal, Lancôme, Neutrogena and Shiseido, major health supplement companies which market many brands including USANA, CVS, Nature Made and Carlson Labs. Most, if not all of these competitors, have launched anti-aging skin care products. We also compete with several smaller prestige boutique and designer anti-aging products brands.

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We believe that we compete primarily on the basis of product differentiation, sales and marketing strategy and distribution model. We focus on anti-aging industry by introducing quality natural products to be consumed or applied on skins to naturally reach the ultimate results. In addition, we are moving forward to develop our innovative product formulation and differentiated product concepts. We believe that our expertise within the anti-aging industry, brand authenticity and loyal consumer base, and multi-channel marketing and distribution expertise provide us with competitive advantages in the market for prestige anti-aging beauty and health products.

Principal Methods of Competition

A core element of our success is our distinctive Online to Offline (O2O) marketing strategy and multi-channel distribution model. We focus on educating consumers about the unique benefits of our products, developing intimate relationships with consumers, capitalizing on our multi-channel distribution strategy to effectively reach and engage those consumers and allowing our consumers to enjoy the benefit to be profitable by sharing the same to other consumers. We believe educational media such as products introductory demo and continuous products roadshows are effective at informing consumers about the innovative product formulation, application technique and resulting benefits of our products. We also believe that our company-owned boutiques enhance the authenticity of our brand and provide a personal environment in which we offer our broadest product assortment and provide one-on-one consumer consultations and product demonstrations. At the same time, our physical presence at the event hosted by our dealers have helped to further strengthen our brand image and provide additional points of contact to educate consumers about our products. Moreover, this model allows us to:

•	acquire new consumers and maintain premium brand positioning without large expenditures on print-based advertising and marketing common in our industry;
•	provide consumers the ability to select the most convenient channel to purchase our products;
•	develop intimate consumer relationships that foster brand loyalty and encourage repeat purchases;
•

build a base of recurring revenues as a substantial percentage of our consumers participate in our product continuity programs through which products initially purchased are automatically replenished; and

•	drive traffic across our sales channels.

We believe that our company benefits from strong consumer loyalty as well as the emotional connection formed between our consumers and our brand. In turn, we believe that our consumers are strong advocates for our brand and have displayed a desire and willingness to convert others to our brand. Strong consumer loyalty has resulted in the development of a community of consumers who share a passion for our products and our brand. This community has expressed itself through attendance at events we sponsor, as well as events initiated by individual consumers. In addition, these loyal consumers have established multiple online community independent of the Company's efforts. This loyal community of users provides invaluable feedback that we often incorporate into our product development.

As consumers continue to blend their off-line and on-line activities, from "showrooming" and retail apps to sofa shopping and click-and-collect, the lines between internet retailing, e-commerce and physical retailing are increasingly blurred. Big retailers are taking an "omni-channel" approach by merging their offline, on-line and mobile capabilities to create a seamless experience for shoppers. To elaborate, consumer behavior driving internet sales surge. E-commerce and m-commerce have changed the way that consumers', even those who still visit physical stores, approach on shopping. The main drivers of e-commerce include: the search for value and convenience; increased access to, and usage of, the internet; faster download speeds; improved delivery and online payment methods; and the shift towards mobile devices such as smartphones and tablets. Hence, we will be co-operating with our partners to allow our consumer to purchase our products by just a click at their mobile devices apps.

We use third-party contract manufacturers and suppliers to obtain substantially all raw materials, components and packaging products and to manufacture finished some of products relating to our Umatrin and AKERO SECRET brands products. We utilize approximately 20 different product and packaging suppliers from which we source and contract manufacture our products. Suppliers purchase all necessary raw materials, including the natural ingredients used to manufacture our products.

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With respect to our other third-party manufacturers, we make purchases through purchase orders. We believe that we have good relationships with our manufacturers and that there are alternative sources in the event that one or more of these manufacturers is not available. We continually review our manufacturing needs against the capacity of our contract manufacturers to ensure that we are able to meet our production goals, reduce costs, and operate more efficiently.

Research and Development

We invested approximately $19,500 for a third party manufacturer to develop AKERO SECRET.

Employees

Umatrin's core team has served with numerous companies like E-commerce, financial sector companies and variety of internet services. The team has over five years' experiences in operating and managing E-commerce sites, brand marketing, product development and financial security. The team also has over ten years' experiences in internet performance and security and was involved in world-class networking enterprises. We currently have 34 full-time employees.

DESCRIPTION OF PROPERTY

We own the following building:

Location	Area (square meters)	Certificate No.	Encumbrance

No. 32, Jalan Radin Bagus 3, Bandar Baru Seri Petaling, 57000 Kuala Lumpur	178.4	Parcel of land held under PM8479	Leasehold property with its lease term expiring on May 4, 2110.

We lease the following building from SKH Media Sdn. Bhd. (the "Lessor"). Set forth in the following table is the information of such lease:

Location	Registered Owner of Land	Area (square meters)	Term and Expiration	Rent	Certificate No.	Encumbrance

No.22-01, Binjai 8, Premium SOHO, No.2, Lorong Binjai 50450 Kuala Lumpur	SKH Media Sdn. Bhd.	131	2 years from October 1, 2014	MYR10,000.00	-	-

33

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following sets forth information about our directors and executive officers as of the date of this prospectus:

Name	Age	Title
Dato' Liew Kok Hong	41	President, CEO, CFO, Director
Dato' Sri Warren Eu Hin Chai	37	Vice President, Director
Dato' Osmanthus Ang Kui Hwa	58	Independent Director
Teoh Bi Shan	30	Director
Teng Ling Ching	36	Director

All of our directors hold offices until the next annual meeting of the shareholders of the Company, and until their successors have been qualified after being elected or appointed. Officers serve at the discretion of the board of directors.

The following sets forth biographical information regarding the above Officers and Directors.

Dato' Liew Kok Hong, Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President and Director

Dato' Liew was awarded by the Royal of Pahang, Malaysia, as the "Darjah Kebesaran Mahkota Pahang Yang Amat Mulia Peringkat Kedua Darjah Indera Mahkota Pahang" with the title "Dato". He has more than 20 years' experience in strategic management and business leadership in E-commerce industries. He delivers consulting services, system integration and next-generation technology solutions. For the past five years, Dato' Liew has served as senior executive sales roles in JS Health and Beauty and is recognized for his successful transforming and improving of sales performance by establishing disciplined, sustainable sales processes and driving revenue growth.

34

Dato' Sri Warren Eu Hin Chai, Vice President and Director

On March 31, 2015, Dato' Sri Warren Eu Hin Chai was appointed President and Chief Executive Officer of UHML. Dato' Sri's reputation as a business leader in Malaysia and in other regions of Asia is well known. He is the founder of numerous successful companies offering goods and services in Malaysia and surrounding countries and one of them is SKH Media. He was awarded Sri Sultan Ahmad Shah Pahang (S.S.A.P.) from the Sultan of Pahang that carries the title "Dato' Sri" in year 2014. Prior to that, he was awarded Darjah Indera Mahkota Pahang (D.I.M.P.) from the Sultan of Pahang in year 2013 that carries the title Dato'. Dato' Sri holds a Doctorate of Philosophy (Ph.D.) in Finance from the Golden State University in the United States of America (USA) in 2011, and is a successful business tutor and entrepreneur. For the past five years, Dato' Sri served as a director in SKH Media and responsible for turning the company into successful trading company in the local market.

Dato' Osmanthus Ang Kui Hwa, Director

Dato' Osmanthus Ang, a graduate who holds a Doctorate of Philosophy in Business from University of Wisconsin, United States of America in 2010. She has started her own business since 1985 offering beauty and design services. She was the Founder and Chairman of Jashen Interior Design and for the past five years, she has been providing consultation for this company. Dato' Osmanthus Ang is not only a successful entrepreneur, she has been actively involved in social causes. She is the Founder and President of United Commerce of Women, a non-governmental organization established in 2011 to provide support to women especially single mother, to enhance their self-image, build their self-confidence and networks, to assist them to set up their own businesses or to form business partnerships. Her success in business and her contribution to society has been recognized and she was awarded with numerous awards, and one of them is "Darjah Kebesaran Mahkota Pahang Yang Amat Mulia Peringkat Kedua Darjah Indera Mahkota Pahang" with the title "Dato".

Teoh Bi Shan, Director

Ms. Teoh joined Umatrin since April 2015 and has served as our legal advisor. She had successfully resolved the company legal dispute and had reorganized the management of the company towards ISO standards. She is a law graduate from University of Northumbria, United Kingdom in 2008. After she obtained her Certificate in Legal Practice (CLP), she joined Jeff Leong Poon & Wong in 2010 and has advised public listed companies in fund raising and other corporate exercises on Bursa Malaysia including initial public offerings, trust deed, warrant, rights issues, bond issues, share split and restructuring. Thereafter, she shifted from a corporate lawyer to a litigator and joined Vin & Isaac Lee in 2012. She has several years of complex litigation experience in directorship dispute, partnership dissolution, business contract dispute and intellectual property dispute.

Teng Ling Ching, Director

Mr. Teng was an accomplished systems administrator with more than 14 years of experience managing server infrastructures and data-center operations across multiple platforms such as Unix, Linux, Windows. He had effectively plan, install, configure and optimize the IT infrastructure to consistently achieve high ability and performance. He had proven his ability to create and deliver solutions for fast business growth, organizational development and systems/network optimization. For the past five years, he is with MVM Home Entertainment and MNC Group Indonesia, he is well known as skilled troubleshooter and a great team leader in a range of IT environments.

Term of Office

Our directors hold office until the next annual general meeting of our stockholders and until their successors have been duly elected and qualified or until removed from office in accordance with our bylaws. Our officers are elected by and serve at the discretion of the board of directors.

35

Family Relationships

There are no family relationships between any of our directors or executive officers.

Certain Legal Proceedings

To our knowledge, no director, nominee for director, or executive officer of the Company has been a party in any legal proceeding material to an evaluation of his ability or integrity during the past ten years.

Potential Conflicts of Interest

We are not aware of any current or potential conflicts of interest with our director or executive officer.

Our Board of Directors

Our directors hold office until the next annual meeting of our shareholders or until their successors are duly elected and qualified. There have been no material changes to the procedures by which stockholders can nominate directors.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our Board comprised of a majority of "independent directors" Dato' Osmanthus Ang Kui Hwa is considered to be independent under the definition of independence used by any national securities exchange or any inter-dealer quotation system.

Board Committees

We have not formed an Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee. Our Board of Directors performs the principal functions of an Audit Committee. We currently do not have an audit committee financial expert on our Board of Directors.

Code of Ethics

We have not adopted a Code of Ethics applicable to our Principal Executive Officer and Principal Financial Officer.

EXECUTIVE COMPENSATION

The following is a summary of the compensation we paid to our former executive officers, for the years ended December 31, 2015 and 2014. Our former executive officers did not receive any compensation (other than Company stock) for services rendered to us, have not received such compensation in the past, and are not accruing any compensation pursuant to any agreement with us.

36

No former executive officer received compensation in excess of $100,000 for any of those two years.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compen- sation ($)	Non-qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total Compen- sation ($)

Michael A. Zahorik	2015	$-	-	-	-	-	-	-	-
	2014	$-	-	-	-	-	-	-	-

The following is a summary of the compensation we paid to our current executive officer, for the years ended December 31, 2015 and 2014. No current executive officer received compensation in excess of $100,000 for any of those two years.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compen- sation ($)	Non-qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total Compen- sation ($)

Dato' Sri Warren Eu Hin Chai	2015	$-	-	-	-	-	-	-	-
	2014	$-	-	-	-	-	-	-	-

Compensation Discussion and Analysis

We strive to provide our named executive officers (as defined in Item 402 of Regulation S-K) with a competitive base salary that is in line with their roles and responsibilities when compared to peer companies of comparable size in similar locations.

We plan to implement a more comprehensive compensation program, which takes into account other elements of compensation, including, without limitation, short and long term compensation, cash and non-cash, and other equity-based compensation such as stock options. We expect that this compensation program will be comparable to the programs of our peer companies and aimed to retain and attract talented individuals.

37

Compensation of Directors

Our former director, Michael A. Zahorik, did not receive any compensation (other than Company stock) for services rendered to us, have not received such compensation in the past, and are not accruing any compensation pursuant to any agreement with us.

The following is a summary of the compensation we paid to our former Director, Michael A. Zahorik, for the years ended December 31, 2015 and 2014.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Michael A. Zahorik (1)	2015	-	-	-	-	-	-	-	-
	2014	-	-	-	-	-	-	-	-
___________
(1)	Michael A. Zahorik was appointed Director of the Company on March 31, 2015. He resigned effectively August 22, 2015.

The following is a summary of the compensation we paid to the Directors of Umatrin, for the years ended December 31, 2015 and 2014.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Dato' Liew	2015	171,520	-	-	-	-	-	-	171,520
Kok Hong (1)	2014	45,000	-	-	-	-	-	-	45,000

Dato' Sri Warren	2015	171,520	-	-	-	-	-	-	171,520
Eu Hin Chai (2)	2014	45,000	-	-	-	-	-	-	45,000

Dato' Ho	2015	-	-	-	-	-	-	-	-
Phooi Keow (3)	2014	-	-	-	-	-	-	-	-

___________

(1)	Dato' Liew Kok Hong was appointed Director of the Company on July 3, 2014.
(2)	Dato' Sri Warren Eu Hin Chai was appointed Director of the Company on August 12, 2014.
(3)	Dato' Ho Phooi Keow was appointed Director of the Company on August 12, 2014. He resigned effectively on March 23, 2015.

As of the date of this prospectus, we have no formal or informal arrangements or agreements to compensate our directors for services they provide as directors.

38

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date hereof with respect to the beneficial ownership of our ordinary shares, the sole outstanding class of our voting securities, by (i) each stockholder known to be the beneficial owner of 5% or more of the outstanding ordinary shares of the Company, (ii) each executive officer and director, and (iii) all executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Ordinary shares subject to options, warrants or convertible securities exercisable or convertible within 60 days as of the date hereof are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class(1)

Directors and Officers:
Dato' Liew Kok Hong	50,000,000		31.6%
Dato' Sri Warren Eu Hin Chai	74,184,100	(2)	46.9%
Dato'Osmantus Ang Kui Hwa	6,200,000		3.9%
Teoh Bi Shan	6,200,000		3.9%
Teng Ling Ching	6,200,000		3.9%
All officers and directors (5 persons)	142,784,100		90.2%

Other 5% shareholders:
Umatrin Group Ltd.(4)	44,304,100	(3)	28.0%

_____________

(1)	Based on 158,319,100 shares of common stock outstanding as of May 11, 2016.
(2)

Includes (i) 29,880,000 shares owned directly by Dato' Sri, and (ii) 44,304,100 shares owned by Umatrin Group Ltd. As reflected in footnote 2, Dato' Sri may be deemed to be the beneficial owner of these shares.

(3)

Dato' Sri Warren Eu Hin Chai, our Vice President and director is the sole stockholder of Umatrin Group Ltd. Through his position as the sole stockholder in Umatrin Group Ltd, Dato' Sri has the power to dispose of or direct the disposition of the shares of common stock in Umatrin Group Ltd. As a result, Dato' Sri may, under the rules of the Securities and Exchange Commission, be deemed to be the beneficial owner of the shares of common stock.

(4)	Principal offices located at 24 Lesperance Complex Providence Industrial Estate, Maha T2 0000.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Due from related parties in the books of Umatrin consists of the following:

	December 31,	December 31,
	2015	2014	Purpose
Dato Ho Phooi Keow	$-	$99,115	Advance
Global Bizrewards Sdn. Bhd.	34,465	28,587	Advance
Fine Portal Sdn Bhd	-	85,762	Advance
Multimedia Biz Solution Sdn. Bhd.	46,574	85,762	Advance
SKH Media Sdn. Bhd.	-	54,316	Advance
Umatrin Holding Ltd	7,875	-	Advance
Total Due from	88,914	353,542

Due to related parties in the books of Umatrin consists of the following:

	December 31,	December 31,
	2015	2014
Dato Sri Warren Eu Hin Chai	$407,146	$1,014,493	Advance
SKH Media Sdn. Bhd.	15,939	554,253	Advance
JS Health & Beauty Sdn. Bhd.	-	180,567	Inventory Purchase
Creative Iconic Sdn. Bhd.	167,159	-	Inventory Purchase
Total Due to	590,244	1,749,313

The related parties' relationship to Umatrin as follows:

Name	Relationship

Dato Ho Phooi Keow	Former Director, Majority Shareholder and Officer of U Matrin Worldwide SDN. BHD.

Global Bizrewards Sdn. Bhd.	Related by common director, Dato' Sri Eu Hin Chai

Fine Portal Sdn. Bhd.	Related by common director, Dato' Sri Eu Hin Chai

Multimedia Biz Solution Sdn. Bhd.	Related by common director, Dato' Liew Kok Hong

SKH Media Sdn. Bhd.	Related by common director, Dato' Sri Eu Hin Chai

Dato Sri Warren Eu Hin Chai	Director & Shareholder of the Company

JS Health & Beauty Sdn. Bhd.	A Company owned by a director of the Company

Creative Iconic Sdn. Bhd.	Related by key employee; Patricia Low

40

The amounts due from or due to related parties' were unsecured, non-interest bearing, and due on demand.

Umatrin purchased its inventory from its supplier JS Health & Beauty Sdn. Bhd. and Creative Iconic Sdn. Bhd. The amounts of inventory purchased were $642,179 and $707,091 for the year ended December 31, 2015 and 2014, respectively.

Umatrin leased an office space from SKH Media Sdn. Bhd. The rent expenses were $30,788 and $9,168 for the years ended December 31, 2015 and 2014, respectively.

Due to related party consists of the following:

	December 31,	January 31,
	2015	2015	Purpose

Dato Sri' Eu Hin Chai	65,591	-	Advance

Michael A. Zahorik	30,707	21,967	Advance

The related parties' relationship to the Company as follows:

Name	Relationship

Dato Sri' Eu Hin Chai	Vice President and Director

Michael A. Zahorik	Former Director

The amount due to related party was unsecured, noninterest bearing, and due on demand.

41

LEGAL MATTERS

The validity of the shares of our common stock offered under this prospectus is being passed upon for us by Lucosky Brookman LLP located in Woodbridge , New Jersey.

EXPERTS

The financial statements of Umatrin Holding Limited included in this prospectus, as of December 31, 2015 and January 31, 2015 have been audited by Yichien Yeh, CPA, certified public accountants, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

The financial statements of U Matrin Woldwide Sdn. Bhd. included in this prospectus, as of December 31, 2015 have been audited by Yichien Yeh, CPA, certified public accountants, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

The financial statements of U Matrin Woldwide Sdn. Bhd. included in this prospectus, as of December 31, 2014 have been audited by Jimmy P. Lee CPA PC, certified public accountants, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We filed with the SEC a registration statement under the Securities Act for the common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

42

UMATRIN HOLDING LIMITED

(FORMERLY GOLDEN OPPORTUNITIES CORPORATION)

CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2016 and 2015

F-1

UMATRIN HOLDING LIMITED

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2016	2015
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$75,839	$174,113
Inventory	46,345	88,957
Deferred tax assets	10,906	9,991
Prepaid tax	12,049	-
Due from related parties	125,658	81,039
Other receivables and deposits	49,527	45,373
Total Current Assets	320,324	399,473
Property and equipment, net	1,540,659	1,423,002
Total Assets	1,860,983	1,822,475

Liabilities
Current Liabilities
Accounts payable and accrued expenses	115,516	148,658
Due to related parties	733,843	678,668
Income tax payable	-	1,441
Other payables	6,863	52,862
Term loan payable-current portion	45,338	41,535
Total Current Liabilities	901,560	923,163
Term loan payable-long term	524,837	480,228
Total Liabilities	1,426,397	1,403,391

Equity
Umatrin Holding Limited Stockholders' Equity
Preferred stock: 10,000,000 authorized; $0.00001 par value 0 and 0 shares issued and outstanding	-	-
Common stock: 500,000,000 authorized; $0.00001 par value 158,319,000 shares issued and outstanding	1,583	1,583
Additional paid in capital	2,661,350	2,654,298
Accumulated deficits	(2,250,988)	(2,207,775)
Accumulated other comprehensive loss	(94,224)	(133,465)
Total Umatrin Holding Limited Stockholders' Equity	317,722	314,642
Non-controlling interest	116,864	104,443
Total Equity	434,586	419,084

Total Liabilities and Stockholders Equity	$1,860,983	$1,822,475

See accompanying notes to financial statements

F-2

UMATRIN HOLDING LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended
	March 31,	March 31,
	2016	2015

Sales	$458,694	$940,614
Cost of sales	89,082	201,824
Gross margin	369,612	738,790

Operating expenses
Selling, general & administrative expenses	388,985	901,972
Total operating expenses	388,985	901,972

Loss from operations	(19,373)	(163,182)

Other income (expenses)
Interest expense	(14,925)	(917)
Total other income (expenses)	(14,925)	(917)

Net loss before income taxes	(34,298)	(164,099)

Provision of income taxes	(6,303)	-

Net income (loss)	(40,601)	(164,099)

Net loss attributable to the noncontrolling interest	(2,611)	32,455

Net loss attributable to Umatrin Holding Limited common Stockholders	$(43,213)	$(131,644)

Net loss per Common Share - Basic and Diluted	$(0.00)	$(0.00)

Weighted Average Number of Shares Outstanding - Basic and Diluted	158,319,000	158,319,000

Net loss attributable to non-controlling interest

See accompanying notes to financial statements

F-3

UMATRIN HOLDING LIMITED

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

	For the Three Months Ended
	March 31,	March 31,
	2016	2015

Net loss	$(40,601)	$(164,099)

Other comprehensive income (loss)
Foreign currency translation adjustment	49,051	(51,546)

Comprehensive income (loss)	8,450	(215,645)

Comprehensive income/loss attributable to the non-controlling interest	(12,422)	42,764

Comprehensive income (loss) attributable to Umatrin Holding Limited	$(3,972)	$(172,880)

See accompanying notes to financial statements

F-4

UMATRIN HOLDING LIMITED

STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Three Months Ended
	March 31,	March 31,
	2016	2015
Cash flows from operating activities
Net loss	$(40,601)	$(164,099)
Adjustment to reconcile net loss from operations:
Depreciation expense	13,410	10,962
Interest contribution	7,051	917
Changes in Operating Assets and Liabilities
Trade receivables	-	87,357
Inventory	42,612	-
Prepaid tax	(12,049)	-
Other receivables and deposits	(4,154)	(483,180)
Accounts payable and accrued expenses	(33,142)	(101,640)
Income tax payable	(1,441)	(13,201)
Other payables	(45,999)	(733,696)
Net cash used in operating activities	(74,313)	(1,396,580)

Cash flows from investing activities
Purchase of property and equipment	(1,550)	(96,169)
Advance made to related parties	(44,618)	(13,328)
Net cash used in investing activities	(46,168)	(109,497)

Cash flows from financing activities
Proceedsfrom issuance of common stock	-	-
Capital Contribution	-	305,591
Proceeds/(Repayment) to related party, net	55,175	(695,294)
Proceeds/(Repayments) from term loan, net	(10,640)	-
Net cash provided by financing activities	44,535	(389,703)

Effect of exchange rate changes	(22,329)	(50,848)

Net increase (decrease) in cash and cash equivalents	(98,275)	(1,946,628)
Cash and cash equivalents at beginning of period	174,113	2,140,669
Cash and cash equivalents at end of period	$75,839	$194,041

Supplemental disclosures of cash flow information
Interest paid	$-	$-
Income taxes paid	$19,793	$13,201

See accompanying notes to financial statements

F-5

UMATRIN HOLDINGS LTD.

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2016

(UNAUDITED)

1. ORGANIZATION

Umatrin Holding Limited (formerly known as Golden Opportunities Corporation) (the "Company") was incorporated in the state of Delaware on February 2, 2005. The Company was originally incorporated in order to locate and negotiate with a targeted business entity for the combination of that target company with the Company.

On January 6, 2016, the Company acquired 80% of the equity interests of U Matrin Worldwide SDN. BHD. ("Umatrin") in exchange for the issuance of a total of 100,000,000 shares of its common stock to the two holders of Umatrin, Dato' Sri and Dato' Liew. Immediately following the Share Exchange, the business of Umatrin became the business of the Company.

U Matrin Worldwide SDN BHD, formerly known as OLC Worldwide SDN. BHD., was incorporated in Malaysia on July 22, 1993. The principal activities of Umatrin is direct selling and trading on beauty and personal care products, and investment holding.

The Company entered into a share exchange agreement with Umatrin whereas the acquisition was accounted under US GAAP as a business combination under common control with the Company being the acquirer as both entities were owned by the same controlling shareholders. Prior to the business combination, Dato' Sri Eu Hin Chai, through Umatrin Group Ltd., held 76% of the outstanding shares of common stock of the Company. Dato' Sri Eu Hin Chai and Dato' Liew Kok Hong beneficially owned 61.25% and 38.75% of Umatrin immediately prior to the closing. Accordingly, historical cost will be the basis for transfer of assets and liabilities in the business combination in accordance with ASC 805-50-30-5.

2. SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in the Company's most recent Annual Financial Statements filed with the SEC on Form 10-K for fiscal year 2015. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim period presented have been reflected herein. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year.

In accordance with ASC 805-50-45-5, for transactions between entities under common control, financial statements and financial information presented for prior periods also should be retroactively adjusted to furnish comparative information. The comparative financial statement as of December 31, 2015 and for the three months ended March 31, 2015 are accordingly adjusted as though share exchange agreement between the Company and Umatrin occurred at the beginning of prior periods.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

F-6

Fair value of financial instruments

The Company's balance sheet includes financial instruments, including cash, accounts payable, accrued expenses, amounts due to related party and convertible notes payable to a related party. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

Accounting Standards Codification ("ASC") 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2015. The respective carrying value of certain amounts on the balance sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

Comprehensive Income (Loss)

The Company follows the provisions of the Financial Accounting Standards Board (the "FASB") ASC 220 Reporting Comprehensive Income, and establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. The Company's comprehensive income (loss) consists of net income (loss) and foreign currency translation adjustments.

Related parties

The Company adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Risks and Uncertainties

The Company's operations are subject to significant risks and uncertainties including financial, operational and regulatory risks, including the potential risk of business failure.

F-7

Commitments and contingencies

The Company adopted ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and impairment losses, if any.

Depreciation is calculated under the straight-line method to write off the cost of the assets over their estimated useful lives.

Computer and software	5 years
Furniture and fittings	10 years
Office equipment	10 years
Renovation and improvements	10 years
Building	95 years

An item of equipment is derecognized upon disposal or when no future economic benefits are expected from its use. Any gain or loss arising from de-recognition of asset is recognized in profit or loss.

Expenditures for repairs and maintenance, which do not improve or extend the expected useful lives of the assets, are expensed as incurred while major replacements and improvements are capitalized.

Impairment of assets

The carrying amounts of assets on the balance sheet are reviewed for impairment when there is an indication that the assets might be impaired. Impairment is measured by comparing the carrying values of the assets with their recoverable amounts.

An impairment loss is charged to the statement of operation immediately unless the asset is carried at its revalued amount. Any impairment loss of a revalued asset is treated as a revaluation decrease to the extent of a previously recognized revaluation surplus for the same asset.

In respect of assets other than goodwill, and when there is a change in the estimates used to determine the recoverable amount, a subsequent increase in the recoverable amount of an asset is treated as a reversal of the previous impairment loss and is recognized to the extent of the carrying amount of the asset that would have been determined (net of amortization and depreciation) had no impairment loss been recognized. The reversal is recognized in the statement of operation immediately, unless the asset is carried at its revalued amount. A reversal of an impairment loss on a revalued asset is credited directly to the revaluation surplus. However, to the extent that an impairment loss on the same revalued asset was previously recognized as an expense in the statement of operation, a reversal of that impairment loss is recognized as income in the statement of operation.

F-8

Functional and presentation currency

The functional currency of Umatrin is the currency of the primary economic environment in which the Company operates which is Malaysia Ringgit ("MYR").

Transactions in currencies other than the entity's functional currency are recorded at the rates of exchange prevailing on the date of the transaction. At the end of each reporting period, monetary items denominated in foreign currencies are translated at the rates prevailing at the end of the reporting periods. Exchange differences arising on the settlement of monetary items and on translation of monetary items at period-end are included in income statement of the period.

For the purpose of presenting these financial statements, the Company's assets and liabilities are expressed in US$ at the exchange rate on the balance sheet date, stockholder's equity accounts are translated at historical rates, and income and expense items are translated at the weighted average exchange rate during the period. The resulting translation adjustments are reported under accumulated other comprehensive income in the stockholder's equity section of the balance sheets.

Exchange rate used for the translation as follows:

	Period End	Average
US$ to MYR	Rate	Rate
March 31, 2016	3.9399	4.1906
December 31, 2015	4.2942	3.8976
March 31, 2015	3.7092	3.6149

Cash and cash equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

The cash and cash equivalents for the year ended March 31, 2016 and December 31, 2015 were $75,839 and $174,113 respectively.

Trade Receivables

Trade receivables are carried at anticipated realizable value. Bad debts are written off in the period in which they are identified. An estimate is made for doubtful debts based on a review of all outstanding amounts at the balance sheet date.

Bad debt expense were $nil and $nil for the three months ended March 31, 2016 and 2015, respectively.

F-9

Inventories

Inventories, which are primarily comprised of finished goods for sale, are stated at the lower of cost or net realizable value, using the first-in first-out (FIFO) method. The Company evaluates the need for reserves associated with obsolete, slow-moving and non-salable inventory by reviewing net realizable values on a periodic basis. Only defects products could be return to our suppliers.

Revenue Recognition

The Company generally recognizes product sales revenue when the significant risks and rewards of ownership have been transferred pursuant to Malaysia law, including such factors as when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, sales and value-added tax laws have been complied with, and collectability is reasonably assured.

The revenue recognitions for both retail and dealers are the same, as each recognized when the Company sells it to these parties. There is no policy for dealer to return any unsold products unless it was a defective product.

Commission

The Company expenses commission costs as incurred and includes it in selling expenses. The Company grants commission to dealers and promoters to promote and sell the products. Amount of commission is based upon agreed value between the Company and the dealers and promoters as there is no fix basis for such amount.

Advertising

The Company expenses advertising costs as incurred and includes it in selling expenses.

Income taxes and valuation allowance

The Company follows ASC 740, Income Taxes. The Company records deferred tax assets and liabilities for future income tax consequences that are attributable to differences between financial statement carrying amounts of assets and liabilities and their income tax bases. The measurement of deferred tax assets and liabilities is based on enacted tax rates that are expected to apply to taxable income in the year when settlement or recovery of those temporary differences is expected to occur. The Company recognizes the effect on deferred tax assets and liabilities of any change in income tax rates in the period that includes the enactment date. The Company record a valuation allowance to reduce deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

A tax benefit from an uncertain tax position may be recognized only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities. The determination is based on the technical merits of the position and presumes that the relevant taxing authority that has full knowledge of all relevant information will examine each uncertain tax position. Although the Company believes the estimates are reasonable, no assurance can be given that the final outcome of these matters will not be different than what is reflected in the historical income tax provisions and accruals.

Segment Information

The Company adopted ASC-280, Disclosures about Segments of an Enterprise and Related Information, which requires certain financial and supplementary information to be disclosed on an annual and interim basis for each reportable segment of an enterprise. The Company believes that it operates in one business segment (marketing and sales) and in one geographical segment Malaysia, as all of the Company's current operations are carried in Malaysia.

F-10

Recent Accounting Pronouncements

In August 2015, FASB issued ASU 2015-14, "Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date". The amendments in ASU 2015-14 defer the effective date of ASU 2014-09 for all entities by one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The Company is currently in the process of evaluating the impact of the adoption on its financial statements.

In November 2015 the FASB issued ASU 2015-17, "Balance Sheet Classification of Deferred Taxes", which changes how deferred taxes are classified on the Company's balance sheets and is effective for financial statements issued for annual periods beginning after December 15, 2016, with early adoption permitted. ASU 2015-17 requires all deferred tax assets and liabilities to be classified as non-current. The Company is currently in the process of evaluating the impact of the adoption on its financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes ASC 840, Leases. This ASU is based on the principle that entities should recognize assets and liabilities arising from leases. The ASU does not significantly change the lessees' recognition, measurement and presentation of expenses and cash flows from the previous accounting standard. Leases are classified as finance or operating. The ASU's primary change is the requirement for entities to recognize a lease liability for payments and a right of use asset representing the right to use the leased asset during the term on operating lease arrangements. Lessees are permitted to make an accounting policy election to not recognize the asset and liability for leases with a term of twelve months or less. Lessors' accounting under the ASC is largely unchanged from the previous accounting standard. In addition, the ASU expands the disclosure requirements of lease arrangements. Lessees and lessors will use a modified retrospective transition approach, which includes a number of practical expedients. The effective date will be the first quarter of fiscal year 2020 with early adoption permitted. Management continues to assess the overall impact the adoption of ASU 2016-02 will have on the Company's financial statements.

In March 2016, the FASB issued ASU 2016-08, "Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net)". The amendments in this ASU are intended to improve the operability and understandability of the implementation guidance on principal versus agent considerations by amending certain existing illustrative examples and adding additional illustrative examples to assist in the application of the guidance. The effective date and transition of these amendments is the same as the effective date and transition of ASU 2014-09, "Revenue from Contracts with Customers (Topic 606)". Public entities should apply the amendments in ASU 2014-09 for annual reporting periods beginning after December 15, 2017, including interim reporting periods therein. The Company is currently in the process of evaluating the impact of the adoption on its financial statements.

In March 2016, the FASB issued ASU 2016-09, "Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting". The amendments are effective for public companies for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Several aspects of the accounting for share-based payment award transactions are simplified, including: (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. The Company is currently in the process of evaluating the impact of the adoption on its financial statements.

F-11

3. GOING CONCERN

As reflected in the accompanying financial statements, the Company had accumulated deficit of $2,250,988 as of March 31, 2016 which include a loss of $43,213 for the three months ended March 31, 2016.

Uncertainty arise as the market being in operation faces economic slowdown which might cast a slight doubt on the Company ability to generate profit in the next 12 months. Management's plans include the raising of capital through the equity markets to fund future operations, seeking additional acquisitions, and generating of revenue through the business. However, there can be no assurances the Company will be successful in its efforts to secure additional equity financing and obtaining sufficient revenue. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

4. OTHER RECEIVABLES AND DEPOSITS

	March 31,	December 31,
	2016	2015
Other receivables	$10,295	$9,431
Deposits	39,232	35,942
Total	$49,527	$45,373

5. PROPERTY & EQUIPMENT

Property & equipment consist of the following:

	March 31,	December 31,
	2016	2015
Computer and software	$22,455	$20,571
Furniture and fittings	31,009	28,408
Office equipment	44,770	41,014
Renovations and improvements	327,037	298,093
Building	1,180,036	1,081,054
Total	1,605,307	1,469,140
Less: accumulated depreciation	(64,648)	(46,138)
Net	$1,540,659	$1,423,002

The depreciation expense charged to general and administrative expenses were $13,410 and $10,962 for the three months ended March 31, 2016 and 2015, respectively.

F-12

6. RELATED PARTIES TRANSACTIONS

Due from related parties consists of the following:

	March 31,	December 31,
	2016	2015	Purpose
Global Bizrewards Sdn. Bhd.	$47,789	$34,465	Advance
Multimedia Biz Solution Sdn. Bhd.	50,839	46,574	Advance
SKH Media Sdn. Bhd.	12,709	-	Advance
Creative Iconic Sdn. Bhd.	6,355	-	Advance
Sportlight Business Training Academy Sdn. Bhd.	7,966	-	Advance
Total Due from	125,658	81,039

Due to related parties consists of the following:

	March 31,	December 31,
	2016	2015	Purpose
Dato Sri Warren Eu Hin Chai	$503,674	$464,827	Advance
Michael A. Zahorik	30,307	30,307	Advance
SKH Media Sdn. Bhd.	17,398	15,939	Advance
Creative Iconic Sdn. Bhd.	182,464	167,595	Inventory Purchase
Total Due to	733,843	678,668

The related parties' relationship to the Company as follows:

Name	Relationship

Dato Ho Phooi Keow	Director, Majority Shareholder and Officer of the Company
Michael A. Zahorik	Former director
Global Bizrewards Sdn. Bhd.	Related by common director, Dato' Sri Eu Hin Chai
Multimedia Biz Solution Sdn. Bhd.	Related by common director, Dato' Liew Kok Hong
SKH Media Sdn. Bhd.	Related by common director, Dato' Sri Eu Hin Chai
Dato Sri Warren Eu Hin Chai	Director & Shareholder of the Company
Creative Iconic Sdn. Bhd.	Related by key employee; Patricia Low
Sportlight Business Training Academy Sdn. Bhd.	Related by key employee; Lim Chee Pin

F-13

The amounts due from or due to related parties' were unsecured, non-interest bearing, and due on demand.

The Company purchased its inventory from its supplier JS Health & Beauty Sdn. Bhd. and Creative Iconic Sdn. Bhd. The amounts of inventory purchased were $89,082 and $201,824 for the three months ended March 31, 2016 and 2015, respectively.

The Company leased an office space from SKH Media Sdn. Bhd. The rent expenses were $7,159 and $8,299 for the three months ended March 31, 2016 and 2015, respectively.

7. STOCKHOLDERS' EQUITY

On February 20, 2015, the majority shareholders voted on and approved an increase of the number of authorized common shares from 100,000,000 to 500,000,000 and a decrease in par value from $0.001 to $0.00001. The majority shareholders also voted on and approved a designation of 10,000,000 preferred shares with no series and a par value of $0.00001. The financial statements presented have been retroactively restated to present the change in authorized and par value.

Equity – Common Stock

There were 158,319,000 shares of common stock issued and outstanding as of March 31, 2016.

Equity – Additional Paid-In Capital

The Company had recognized imputed interest expense on advances, in the amounts of $7,051 and $917 for the three months ended March 31, 2016 and 2015, respectively. These amounts were recognized as interest expense and a corresponding contribution to capital.

8. COMMITMENTS, CONTINGENCIES, RISKS AND UNCERTAINTIES

Operating Lease Commitments

The Company entered into a property lease agreement for office space which started on December 1, 2014 and expired on October 31, 2015 for monthly payment of MYR10,000 (approximately $2,386). The lease was not renewed and the Company continues to rent the property on a month to month basis.

The rent expenses were $7,159 and $8,299 for the three months ended March 31, 2016 and 2015, respectively.

F-14

Concentration and Credit risk

Cash deposits with banks are held in financial institutions in Malaysia, which are federally insured with deposit protection up to MYR250,000 (approximately $63,549). Accordingly, the Company has a concentration of credit risk related to the uninsured part of bank deposits. The Company has not experienced any losses in such accounts and believes it is not exposed to significant credit risk.

The Company depends on few supplier for its products. Accordingly, the Company has a concentration risk related to these suppliers. Failure to maintain existing relationships with the suppliers or to establish new relationships in the future could negatively affect the Company's ability to obtain products sold to customers in a timely manner. If the Company is unable to obtain ample supply of products from existing suppliers or alternative sources of supply, the Company may be unable to satisfy the orders from its customers, which could materially and adversely affect revenues.

9. TERM LOAN

On December 23, 2014, MYR2,300,000 (approximately $657,507) term loan was granted to the Company for the purchase of a four-story office with a repayment period of 240 months.

The term loan was secured by the title deed for the said property and guaranteed by directors of the Company. The term loan is subject to an interest charges at 2.10% per annum below the Bank's Base Lending Rate ("BLR") with daily rests. The BLR is currently at 6.85% for March 31, 2016.

On July 27, 2015, the Company made a drawdown of MYR2,300,000 (approx. $609,554) on the term loan. The repayment started effectively on September 1, 2015 with a fixed installment of MYR14,863.14 (approx. $3,547) for 240 installments.

Interest expenses were $7,875 and $0 for the three months ended March 31, 2016 and 2015, respectively.

10. SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date the financial statements were issued. Based on our evaluation, no events have occurred which require adjustment or disclosure.

F-15

UMATRIN HOLDING LIMITED

(FORMERLY GOLDEN OPPORTUNITIES CORPORATION )

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015 AND 2014

F-16

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Umatrin Holding Limited

We have audited the accompanying balance sheets of Umatrin Holding Limited as of December 31, 2015 and January 31, 2015, and the related statement of operations, stockholders' deficit, and cash flows for the eleven months ended December 31, 2015 and for the year ended January 31, 2015. Umatrin Holding Limited's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Umatrin Holding Limited as of December 31, 2015 and January 31, 2015, and the results of operations and cash flows for the eleven months ended December 31, 2015 and for the year ended January 31, 2015 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred accumulated deficit of $2,384,996 as of December 31, 2015 that include loss of $364,077 for the eleven months ended December 31, 2015. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans concerning this matter are also described in Note 3. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Yichien Yeh, CPA

Oakland Gardens, New York

April 7, 2016

F-17

UMATRIN HOLDING LIMITED
F/K/A
GOLDEN OPPORTUNITIES CORPORATION
BALANCE SHEETS

	December 31,	January 31,
	2015	2015

ASSETS
Current Assets
Cash and cash equivalents	$-	$16
Total Current Assets	-	16
TOTAL ASSETS	$-	$16

LIABILITIES AND STOCKHOLDERS DEFICIT
Current Liabilities
Accounts payable and accrued expenses	$6,831	$3,312
Shareholder advance	96,298	21,967
Total Current Liabilities	103,129	25,279
Convertible notes payable, related party, net of debt discounts	-	6,530
TOTAL LIABILITIES	103,129	31,809

Stockholders' Deficit
Preferred stock: 10,000,000 authorized; $0.00001 par value 0 and 0 shares issued and outstanding	-	-
Common stock: 500,000,000 authorized; $0.00001 par value 33,570,000 and 58,319,000 shares issued and outstanding	583	336
Additional paid in capital	2,281,284	1,988,790
Accumulated deficit	(2,384,996)	(2,020,919)
Total Stockholders' Deficit	(103,129)	(31,793)

TOTAL LIABILITIES AND STOCKHOLDERS DEFICIT	$-	$16

See auditor's report and notes to the audited financial statements

F-18

UMATRIN HOLDING LIMITED
F/K/A
GOLDEN OPPORTUNITIES CORPORATION
STATEMENTS OF OPERATIONS

	For the Eleven Months Ended		For the Year Ended
	December 31,		January 31,
	2015	2014	2015
		(Unaudited)

REVENUE	$-	$-

OPERATING EXPENSES
Professional fees	69,840	7,037	10,349
Stock Compensation-Stock Options	283,126	57,654	62,942
General and Administrative	8,026	62	5,965
TOTAL OPERATING EXPENSES	360,991	64,753	79,256

LOSS FROM OPERATIONS	(360,991)	(64,753)	(79,256)

OTHER INCOME (EXPENSES)
Imputed Interest expense	(2,168)	(574)	(590)
Interest Expense-Beneficial Conversion	(917)	(4,479)	(4,947)
TOTAL OTHER INCOME (EXPENSES), NET	(3,085)	(5,053)	(5,537)

LOSS BEFORE INCOME TAXES	(364,077)	(69,806)	(84,793)

INCOME TAXES	-	-	-

NET LOSS	$(364,077)	$(69,806)	$(84,793)

Net Loss Per Common Share - basic & diluted	$(0.01)	$(0.00)	$(0.00)

Weighted Average Common Shares Outstanding	54,095,451	33,570,000	33,570,000

See auditor's report and notes to the audited financial statements

F-19

UMATRIN HOLDING LIMITED
F/K/A
GOLDEN OPPORTUNITIES CORPORATION
STATEMENT OF STOCKHOLDERS' DEFICIT

			Additional
	Common Stock		Paid in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance, January 31, 2014	33,570,000	336	1,925,258	(1,936,126)	(10,532)

Interest as in-kind contribution			590		590
Stock options expense			62,942		62,942
Net loss				(84,793)	(84,793)

Balance, January 31, 2015	33,570,000	$336	$1,988,790	$(2,020,919)	$(31,793)

Issuance of stock for promissory notes	24,749,100	247	7,200		7,447
Interest as in-kind contribution			2,168		2,168
Stock options expense			283,126		283,126
Net loss				(364,077)	(364,077)

Balance, December 31, 2015	58,319,100	$583	$2,281,284	$(2,384,996)	$(103,129)

See auditor's report and notes to the audited financial statements

F-20

UMATRIN HOLDING LIMITED
F/K/A
GOLDEN OPPORTUNITIES CORPORATION
STATEMENTS OF CASH FLOW

	For the Eleven Months Ended		For the Year Ended
	December 31,		January 31,
	2015	2014	2015
		(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(364,077)	$(69,806)	(84,793)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Interest contribution	2,168	5,053	590
Amortization of debt discounts	917	-	4,947
Stock options issued for compensation	283,126	57,654	62,942
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	3,519	(1,540)	1,772
Shareholder advance	74,331	8,558	14,467
Net Cash Provided By (Used in) Operating Activities	(16)	(81)	(75)

Net increase (decrease) in cash and cash equivalents	(16)	(81)	(75)
Cash and cash equivalents, beginning of period	16	91	91
Cash and cash equivalents, end of period	$-	$10	$16

Supplemental cash flow information
Cash paid for interest	$-	$-	$-
Cash paid for taxes	$-	$-	$-

See auditor's report and notes to the audited financial statements

F-21

UMATRIN HOLDING LTD.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2015 AND 2014

1. ORGANIZATION

Umatrin Holding Limited (formerly known as Golden Opportunities Corporation) (the "Company") ("Umatrin") was incorporated in the state of Delaware on February 2, 2005. The Company was originally incorporated in order to locate and negotiate with a targeted business entity for the combination of that target company with the Company.

2. SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States ("US GAAP").

The Company's financial statements are expressed in U.S. dollars.

Change in fiscal year

On February 24, 2016, the Board of Directors of the "Company" approved and ratified to change the Company's fiscal year end from January 31 to December 31, effective immediately as of the date of the board approval.The required transition period of February 1, 2015 to December 31, 2015 is included in these financial statements

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Fair value of financial instruments

The Company's balance sheet includes financial instruments, including cash, accounts payable, accrued expenses, amounts due to related party and convertible notes payable to a related party. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

F-22

UMATRIN HOLDING LTD.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2015 AND 2014

Accounting Standards Codification ("ASC") 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2015. The respective carrying value of certain amounts on the balance sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

Related parties

The Company adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Risks and Uncertainties

The Company's operations are subject to significant risks and uncertainties including financial, operational and regulatory risks, including the potential risk of business failure.

Commitments and contingencies

The Company adopted ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

There were no commitments or contingencies at December 31, 2015 and January 31, 2015.

F-23

UMATRIN HOLDING LTD.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2015 AND 2014

Impairment of assets

The carrying amounts of assets on the balance sheet are reviewed for impairment when there is an indication that the assets might be impaired. Impairment is measured by comparing the carrying values of the assets with their recoverable amounts.

An impairment loss is charged to the statement of operation immediately unless the asset is carried at its revalued amount. Any impairment loss of a revalued asset is treated as a revaluation decrease to the extent of a previously recognized revaluation surplus for the same asset.

In respect of assets other than goodwill, and when there is a change in the estimates used to determine the recoverable amount, a subsequent increase in the recoverable amount of an asset is treated as a reversal of the previous impairment loss and is recognized to the extent of the carrying amount of the asset that would have been determined (net of amortization and depreciation) had no impairment loss been recognized. The reversal is recognized in the statement of operation immediately, unless the asset is carried at its revalued amount. A reversal of an impairment loss on a revalued asset is credited directly to the revaluation surplus. However, to the extent that an impairment loss on the same revalued asset was previously recognized as an expense in the statement of operation, a reversal of that impairment loss is recognized as income in the statement of operation.

Cash and cash equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

The cash and cash equivalents on December 31, 2015 and January 31, 2015 were $nil and $16, respectively.

Income taxes and valuation allowance

The Company follows ASC 740, Income Taxes. The Company records deferred tax assets and liabilities for future income tax consequences that are attributable to differences between financial statement carrying amounts of assets and liabilities and their income tax bases. The measurement of deferred tax assets and liabilities is based on enacted tax rates that are expected to apply to taxable income in the year when settlement or recovery of those temporary differences is expected to occur. The Company recognizes the effect on deferred tax assets and liabilities of any change in income tax rates in the period that includes the enactment date. The Company record a valuation allowance to reduce deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

A tax benefit from an uncertain tax position may be recognized only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities. The determination is based on the technical merits of the position and presumes that the relevant taxing authority that has full knowledge of all relevant information will examine each uncertain tax position. Although the Company believes the estimates are reasonable, no assurance can be given that the final outcome of these matters will not be different than what is reflected in the historical income tax provisions and accruals.

F-24

UMATRIN HOLDING LTD.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2015 AND 2014

Cash flows reporting

The Company follows ASC 230, Statement of Cash Flows, for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method ("Indirect method") as defined by ASC 230 to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period.

Recent Accounting Pronouncements

In July 2015, the FASB issued ASU No. 2015-11, Simplifying the Measurement of Inventory, which modifies existing requirements regarding measuring inventory at the lower of cost or market. Under existing standards, the market amount requires consideration of replacement cost, net realizable value (NRV), and NRV less an approximately normal profit margin. The new ASU replaces market with NRV, defined as estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. This eliminates the need to determine and consider replacement cost or NRV less an approximately normal profit margin when measuring inventory. The amendments are effective for the annual period ending after December 15, 2016, and for annual and interim periods thereafter. Early application is permitted. The Company is currently assessing this ASU's impacts on the Company's results of operations and financial condition.

In February 2015, FASB issued ASU No. 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis. The new consolidation standard changes the way reporting enterprises evaluate whether (a) they should consolidate limited partnerships and similar entities, (b) fees paid to a decision maker or service provider are variable interests in a VIE, and (c) variable interests in a VIE held by related parties of the reporting enterprise require the reporting enterprise to consolidate the VIE. The guidance is effective for public business entities for annual and interim periods in fiscal years beginning after December 15, 2015. Early adoption is allowed, including early adoption in an interim period. A reporting entity may apply a modified retrospective approach by recording a cumulative-effect adjustment to equity as of the beginning of the fiscal year of adoption or may apply the amendments retrospectively. The Company is currently assessing the impact of the adoption of this guidance on the financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, which provides a single comprehensive model to be used in the accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The standard's stated core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle the ASU includes provisions within a five step model that includes identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when (or as) an entity satisfies a performance obligation. The standard also specifies the accounting for some costs to obtain or fulfill a contract with a customer and requires expanded disclosures about revenue recognition. The standard provides for either full retrospective adoption or a modified retrospective adoption by which it is applied only to the most current period presented. This ASU is effective January 1, 2017. The Company is currently assessing this ASU's impact on the Company's results of operations and financial condition.

The Company believes that there were no other accounting standards recently issued that had or are expected to have a material impact on our financial position or results of operations.

F-25

UMATRIN HOLDING LTD.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2015 AND 2014

3. GOING CONCERN

As reflected in the accompanying financial statements, the Company had earned no revenues and at December 31, 2015 had accumulated a deficit of $2,384,996 that included loss of $364,077 for the eleven months ended December 31, 2015.

While the Company is attempting to commence operations and produce revenues, the Company's cash position may not be significant enough to support the Company's daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company's ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

4. RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In July 2015, the FASB issued ASU No. 2015-11, Simplifying the Measurement of Inventory, which modifies existing requirements regarding measuring inventory at the lower of cost or market. Under existing standards, the market amount requires consideration of replacement cost, net realizable value (NRV), and NRV less an approximately normal profit margin. The new ASU replaces market with NRV, defined as estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. This eliminates the need to determine and consider replacement cost or NRV less an approximately normal profit margin when measuring inventory. The amendments are effective for the annual period ending after December 15, 2016, and for annual and interim periods thereafter. Early application is permitted. The Company is currently assessing this ASU's impacts on the Company's consolidated results of operations and financial condition.

In April 2015, FASB issued Accounting Standards Update (ASU) No. 2015-03, Consolidation (Topic 810). The amendments in this update are effective for fiscal years and interim periods within those fiscal years, beginning after December 15, 2015. The amendments in this update simplify the codification by requiring that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct reduction form the carrying amount of the related debt liability. This treatment is consistent with the treatment of debt discounts. Recognition and measurement guidance for debt issuance costs remain unchanged by this update. Early adoption is permitted, but not required; for financial statements that have not been previously issued. At this time we are not early adopting. As the objective of this standard is to reduce cost and complexity and alleviate uncertainty while maintaining or improving the usefulness of information provided to the users of financials statements, the adoption of this standard is not expected to impact our financial position or results of operations.

In February 2015, FASB issued Accounting Standards Update (ASU) No. 2015-03, Interest-Imputation of Interest (Subtopic 835-30). The amendments in this update are effective for fiscal years and interim periods within those fiscal years, beginning after December 15, 2015. The amendments in this update simplify the codification and reduce the number of consolidation models by eliminating the indefinite deferral of Statement 167 and placing more emphasis on the risk of loss when determining controlling financial interests. Early adoption is permitted, but not required; at this time we are not early adopting. As the objective of this standard is to reduce cost and complexity and alleviate uncertainty while maintaining or improving the usefulness of information provided to the users of financials statements, the adoption of this standard is not expected to impact our financial position or results of operations.

F-26

UMATRIN HOLDING LTD.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2015 AND 2014

In February 2015, FASB issued Accounting Standards Update (ASU) No. 2015-02, Consolidation (Topic 810). The amendments in this update are effective for fiscal years and interim periods within those fiscal years, beginning after December 15, 2015. The amendments in this update simplify the codification and reduce the number of consolidation models by eliminating the indefinite deferral of Statement 167 and placing more emphasis on the risk of loss when determining controlling financial interests. Early adoption is permitted, but not required. As the objective of this standard is to reduce cost and complexity and alleviate uncertainty while maintaining or improving the usefulness of information provided to the users of financials statements, the adoption of this standard is not expected to impact our financial position or results of operations.

In January 2015, FASB issued Accounting Standards Update (ASU) No. 2015-01, Income Statement-Extraordinary and Unusual Items (Subtopic 225-20). This update eliminates from GAAP the concept of extraordinary items. The amendments in this update are effective for fiscal years and interim periods within those fiscal years, beginning after December 15, 2015. The amendment may be applied both prospectively and retrospectively. Early adoption is permitted, but not required; as long as the standard is applied from the beginning of the fiscal year of adoption. As the objective of this standard is to reduce cost and complexity and alleviate uncertainty while maintaining or improving the usefulness of information provided to the users of financials statements, the adoption of this standard is not expected to impact our financial position or results of operations.

The Company believes that there were no other accounting standards recently issued that had or are expected to have a material impact on our financial position or results of operations.

5. RELATED PARTY TRANSACTIONS

Shareholder Advances

In support of the Company's efforts and cash requirements, the Company has relied on advances from the majority shareholder and sole officer until such time that the Company can support its operations or attain adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by this shareholder. Shareholder advances were used to fund current operating expenses through advances or amounts paid on behalf of the Company in satisfaction of liabilities.

During the eleven months ended December 31, 2015 and the year ended January 31, 2015, the Company's officers advanced a total of $74,331 and $14,467, respectively. Shareholder advances outstanding was $96,298 at December 31, 2015, and $21,967 at January 31, 2015, respectively.

Shareholder advances are non-interest bearing. The Company had recognized imputed interest expense on advances, in the amounts of $2,168 and $590 for the eleven months ended December 31, 2015 and for the year ended January 31, 2015, respectively. These amounts were recognized as interest expense and a corresponding contribution to capital.

Convertible Notes Payable

On September 15, 2013, $164,994 of shareholder advances payable to the Company's former sole officer and majority owner were re-structured into two notes in equal amounts of $82,497, each convertible into the Company's common stock at rates of $0.005 and $0.01 per share respectively. The notes are convertible on demand of the holder, bear no interest, and have a maturity date of September 15, 2023. The two notes in equal amounts of $82,497 were converted by the new controlling shareholder on March 29, 2015 into 16,499,400 shares of common stock at $0.005 per share and 8,249,700 shares of common stock at $0.01 per share. (For more information, please refer to Note 6.)

Equity

In 2011, the Company issued an option to purchase 8,000,000 common shares at $0.10 per share, to an officer of the Company for compensation. (For more information, please refer to Note 7.)

F-27

UMATRIN HOLDING LTD.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2015 AND 2014

6. CONVERTIBLE NOTE PAYABLE

On September 15, 2013, $164,994 of shareholder advances payable to the Company's sole officer and majority owner were re-structured into two notes in equal amounts of $82,497, each convertible into the Company's common stock at rates of $0.005 and $0.01 per share respectively. They are convertible on demand of the holder, bear no interest, have a maturity date of September 15, 2023.

The Company discounted the non-interest bearing note at 3.24% interest rate, in accordance with the Applicable Federal Rate. Based on the intrinsic value of the conversion feature, the Company determined that there was a beneficial conversion feature associated with two notes payable. As a result of the beneficial conversion feature exceeding the proceeds received from the promissory notes, management discounted the notes 100% as a debt discount and will amortize this discount over the 10-year lives of the notes on the interest rate method.

The two notes in equal amounts of $82,497 were converted by the new controlling shareholder on March 29, 2015 into 16,499,400 shares of common stock at $0.005 per share and 8,249,700 shares of common stock at $0.01 per share. Total debt discount of $7,447 was amortized from issuance of convertible note to the day the notes was converted.

The interest expense amortized for the eleven months ended December 31, 2015 and for the year ended January 31, 2015 were $917 and $4,947, respectively.

7. STOCKHOLDERS' EQUITY

On February 20, 2015, the majority shareholders voted on and approved an increase of the number of authorized common shares from 100,000,000 to 500,000,000 and a decrease in par value from $0.001 to $0.00001. The majority shareholders also voted on and approved a designation of 10,000,000 preferred shares with no series and a par value of $0.00001. The financial statements presented have been retroactively restated to present the change in authorized and par value.

Equity – Common Stock

On March 29, 2015, the Company issued 16,499,400 shares at $0.005 a share and totaling $82,497 and 8,249,700 shares at $0.01 a share and totaling $82,497 as conversions of two promissory notes payable for past advances and loans. See Note 5.

Equity – Additional Paid-In Capital

The Company had recognized imputed interest expense on advances, in the amounts of $2,168 and $590 for the eleven months ended December 31, 2015 and for the year ended January 31, 2015, respectively. These amounts were recognized as interest expense and a corresponding contribution to capital.

F-28

UMATRIN HOLDING LTD.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2015 AND 2014

Stock options

On July 30, 2011, the Company issued an option to purchase 8,000,000 common shares to an officer of the Company in consideration for services at $0.10 per share valued at nil on the date of grant as compensation.

The fair value of the option grant estimated on the date of grant uses the Black-Scholes option-pricing model with the following weighted-average assumptions:

July 31, 2011
Expected option life (year)	8
Expected volatility	58.62%*
Expected dividends	0.00%
Risk-free rate(s)	2.32%

__________________

*  As a thinly traded public entity, it is not practicable for the Company to estimate the expected volatility of its share price. The Company selected two (2) comparable companies to calculate the expected volatility. The Company calculated two (2) comparable companies' historical volatility over the expect life of the share options of eight (8) years and averaged the two (2) comparable companies' historical volatility as its expected volatility.

The fair value of the stock options issued on July 31, 2011 using the Black-Scholes Option Pricing Model was $504,024 at the date of grant. On August 22, 2015, all the remaining unvested stock options became vested. For the periods ended December 31 and December 31, 2014, $283,126 and $57,654 respectively, was recognized as compensation expense for stock options issued.

Summary of Compensation Expense-Options

Date	Value on Date of Grant	Expenses Reported	Expense Projected	True-up Amount	Cumulative Reported Expense	Unrecognized Compensation	Weighted Average Period to Recognize
7/30/2011	504,024					504,024	7.0
1/31/2012		16,053			31,933	472,091	6.5
1/31/2013		61,132		(43)	95,065	408,959	5.5
1/31/2014		62,891		43	157,957	346,067	4.5
1/31/2015		62,941			220,898	283,126	3.5
12/31/2015		283,126			504,024	-	-

F-29

UMATRIN HOLDING LTD.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2015 AND 2014

8. INCOME TAXES

The Company has not recognized an income tax benefit for its domestic operating losses based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the periods presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses and other temporary differences, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not.

As of December 31 and January 31, 2015, the Company had incurred domestic net losses of $2,384,996 and $2,020,919, which constitute net operating losses for income tax purposes and results in a deferred tax asset. NOLs begin expiring in 2025. The losses result in a deferred tax asset and an equal valuation allowance of:

	December 31,	January 31,
	2015	2015
Deferred tax asset, generated from net operating loss at statutory rates	$357,700	$303,100
Valuation allowance	(357,700)	(303,100)
	-
	$-	$-

The reconciliation of the effective income tax rate to the federal statutory rate is as follows:
Federal income tax rate	15.0%
Increase in valuation allowance	(15.0)%
Effective income tax rate	0.0%

F-30

UMATRIN HOLDING LTD.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2015 AND 2014

9. BUSINESS COMBINATION

On January 6, 2016, the Company acquired 80% of the equity interests of U Matrin Worldwide SDN BHD ("Umatrin") in exchange for the issuance of a total of 100,000,000 shares of its common stock to the two holders of Umatrin, Dato' Sri and Dato' Liew. Immediately following the Share Exchange, the business of Umatrin became the business of the Company.

U Matrin Worldwide SDN BHD, formerly known as OLC Worldwide SDN BHD, was incorporated in Malaysia on July 22, 1993. The principal activities of Umatrin is direct selling and trading on beauty and personal care products, and investment holding.

The Company entered into a share exchange agreement with Umatrin whereas the acquisition was accounted under US GAAP as a business combination under common control with the Company being the acquirer as both entities were owned by the same controlling shareholders. Prior to the business combination, Dato' Sri Eu Hin Chai, through Umatrin Group Ltd., held 76% of the outstanding shares of common stock of the Company. Dato' Sri Eu Hin Chai and Dato' Liew Kok Hong beneficially owned 61.25% and 38.75% of Umatrin immediately prior to the closing. Accordingly, historical cost will be the basis for transfer of assets and liabilities in the business combination in accordance with ASC 805-50-30-5.

A. Audited Financial Statements

Audited Financial Statements of Umatrin Worldwide Sdn. Bhd. ("Umatrin") as of and for the years ended December 31, 2015 and 2014 are presented as follows in accordance with Rule 3-05 of the SEC's Regulation S-X.

F-31

UMATRIN HOLDING LTD.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2015 AND 2014

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

U Matrin Worldwide Sdn. Bhd.

We have audited the accompanying balance sheet of U Matrin Worldwide Sdn. Bhd. as of December 31, 2015, and the related statement of operations and comprehensive income, owners' equity, and cash flows for the year ended December 31, 2015. U Matrin Worldwide Sdn. Bhd.'s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of U Matrin Worldwide Sdn. Bhd. as of December 31, 2015, and the results of operations and cash flows for the year ended December 31, 2015 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred accumulated deficit of $166,830 as of December 31, 2015. There is no assurance the Company will obtain revenue or financing to cover any operating losses it may incur. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans concerning this matter are also described in Note 3. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Yichien Yeh, CPA

Oakland Gardens, New York

April 7, 2016

F-32

UMATRIN HOLDING LTD.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2015 AND 2014

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

U Matrin Worldwide Sdn. Bhd.

We have audited the accompanying balance sheets of U Matrin Worldwide Sdn. Bhd. as of December 31, 2014, and the related statements of income, comprehensive income, stockholders' equity, and cash flows for each of the years in the year ended December 31, 2014. U Matrin Worldwide Sdn. Bhd.'s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of U Matrin Worldwide Sdn. Bhd. as of December 31, 2014, and the results of its operations and its cash flows for each of the years in the year ended December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

/s/ Jimmy P. Lee, CPA PC

Astoria, NY

January 6, 2016

F-33

UMATRIN HOLDING LTD.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2015 AND 2014

U MATRIN WORLDWIDE SDN. BHD.
BALANCE SHEETS

	December 31,	December 31,
	2015	2014
Assets
Current Assets
Cash and cash equivalents	$174,113	$2,140,653
Trade receivables, net	-	87,357
Inventory	88,957	-
Deferred tax assets	9,991	12,265
Due from related parties	88,914	353,542
Other receivables, deposits and prepayments	45,373	192,735
Total Current Assets	407,348	2,786,552
Property and equipment, net	1,423,002	308,766
Total Assets	1,830,350	3,095,318

Liabilities
Current Liabilities
Due to related parties	590,244	1,749,313
Taxes payable	1,441	152,998
Other payables and accruals	183,719	847,309
Term loan payable-current portion	41,535	-
Total Current Liabilities	816,939	2,749,620
Term loan payable-long term	491,197	-
Total Liabilities	1,308,136	2,749,620

Commitments & Contingencies	-	-

Stockholders' Equity
Shares capital; 1,500,000 and 500,000 shares issued and outstanding	467,518	161,927
Retained earnings	221,526	213,004
Accumulated other comprehensive loss	(166,830)	(29,233)
Total Stockholders Equity	522,214	345,698
Total Liabilities and Stockholders Equity	$1,830,350	$3,095,318

F-34

UMATRIN HOLDING LTD.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2015 AND 2014

U MATRIN WORLDWIDE SDN. BHD.
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	For the Twelve Months Ended
	December 31,	December 31,
	2015	2014

Sales	$3,158,296	$2,888,483
Cost of sales	544,169	707,091
Gross margin	2,614,127	2,181,392

Operating expenses
Selling, general & administrative expenses	2,577,904	1,771,394
Total operating expenses	2,577,904	1,771,394

Income (Loss) from operations	36,223	409,998

Other income (expenses)
Other income	-	5
Total other income (expenses)	-	5

Net income (loss) before income taxes	36,223	410,003

Provision of income taxes	(27,701)	(150,440)

Net income (loss)	$8,522	$259,563

Foreign currency translation adjustment	(137,597)	(23,210)

Comprehensive income (loss)	$(129,075)	$236,353

Net loss per Common Share - Basic and Diluted	$0.01	$0.52

Weighted Average Number of Shares Outstanding - Basic and Diluted	1,371,233	500,000

F-35

UMATRIN HOLDING LTD.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2015 AND 2014

U MATRIN WORLDWIDE SDN. BHD.
STATEMENTS OF OWNERS' EQUITY
For the Years Ended December 31, 2015 and 2014

				Accumulated
				Other	Total
	Shares Capital		Retained	Comprehensive	Owners'
	Shares	Amount	Earnings (Deficit)	Loss	Equity

Balance, December 31, 2013	500,000	$161,927	$(46,559)	$(6,023)	$109,345
Net income	-	-	259,563	-	259,563
Cumulative translation adjustment	-	-	-	(23,210)	(23,210)

Balance, December 31, 2014	500,000	161,927	213,004	(29,233)	345,698
Issuance of common stock	1,000,000	305,591		-	305,591
Net income	-	-	8,522	-	8,522
Cumulative translation adjustment	-	-	-	(137,597)	(137,597)
Balance, September 30, 2015	1,500,000	467,518	221,526	(166,830)	522,214

F-36

UMATRIN HOLDING LTD.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2015 AND 2014

U MATRIN WORLDWIDE SDN. BHD.
STATEMENTS OF CASH FLOWS

	For the Twelve Months Ended
	December 31,	December 31,
	2015	2014
Cash flows from operating activities
Net loss	$8,522	$259,563
Adjustment to reconcile net loss from operations:
Depreciation expense	47,623	3,825
Changes in Operating Assets and Liabilities
Trade receivables	93,382	(93,382)
Inventory	(98,010)	-
Deferred tax asset	2,103	(13,111)
Due from related parties	279,965	(267,852)
Other receivables and prepayments	156,039	(206,029)
Taxes payable	(161,964)	1,869,971
Other payables	(703,336)	904,949
Net cash used in operating activities	(375,676)	2,457,934

Cash flows from investing activity
Purchase of property and equipment	(1,385,944)	(333,888)
Net cash provided by investing activity	(1,385,944)	(333,888)

Cash flows from financing activities
Proceedsfrom issuance of common stock	305,591	-
Proceeds/(Repayment) to related party, net	(1,219,660)	163,551
Proceeds/(Repayments) from term loan, net	586,946	-
Net cash provided by financing activities	(327,123)	163,551

Effect of exchange rate changes	122,203	(151,718)

Net increase (decrease) in cash and cash equivalents	(1,966,540)	2,135,879
Cash and cash equivalents at beginning of period	2,140,653	4,774
Cash and cash equivalents at end of period	$174,113	$2,140,653

Supplemental disclosures of cash flow information
Interest paid	$-	$-
Income taxes paid	$-	$-

F-37

U MATRIN WORLDWIDE SDN. BHD.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

1. ORGANIZATION

U Matrin Worldwide Sdn. Bhd. (the "U Matrin") is a limited liability company incorporated and domiciled in Malaysia on July 22, 1993 and remained dormant until September 2014.

The principal activities of the Company is direct selling and trading on beauty and personal care products, and investment holding.

2. SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited financial statements and related notes have been prepared in accordance with generally accepted accounting principles in the United States ("US GAAP").

The Company's financial statements are expressed in U.S. dollars.

Fiscal year end

The Company upon its formation elected December 31 as its fiscal year.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

F-38

U MATRIN WORLDWIDE SDN. BHD.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

Fair value of financial instruments

The Company's balance sheet includes financial instruments, including cash, accounts payable, accrued expenses, amounts due to related party and convertible notes payable to a related party. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

Accounting Standards Codification ("ASC") 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1 - Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2 - Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3 - Pricing inputs that are generally observable inputs and not corroborated by market data.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2015. The respective carrying value of certain amounts on the balance sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

Comprehensive Income (Loss)

The Company follows the provisions of the Financial Accounting Standards Board (the "FASB") ASC 220 Reporting Comprehensive Income, and establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. The Company's comprehensive income (loss) consists of net income (loss) and foreign currency translation adjustments.

F-39

U MATRIN WORLDWIDE SDN. BHD.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

Related parties

The Company adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Risks and Uncertainties

The Company's operations are subject to significant risks and uncertainties including financial, operational and regulatory risks, including the potential risk of business failure.

Commitments and contingencies

The Company adopted ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and impairment losses, if any.

Depreciation is calculated under the straight-line method to write off the cost of the assets over their estimated useful lives.

Computer and software	5 years
Furniture and fittings	10 years
Office equipment	10 years
Renovation and improvements	10 years
Building	95 years

F-40

U MATRIN WORLDWIDE SDN. BHD.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

An item of equipment is derecognized upon disposal or when no future economic benefits are expected from its use. Any gain or loss arising from de-recognition of asset is recognized in profit or loss.

Expenditures for repairs and maintenance, which do not improve or extend the expected useful lives of the assets, are expensed as incurred while major replacements and improvements are capitalized.

Impairment of assets

The carrying amounts of assets on the balance sheet are reviewed for impairment when there is an indication that the assets might be impaired. Impairment is measured by comparing the carrying values of the assets with their recoverable amounts.

An impairment loss is charged to the statement of operation immediately unless the asset is carried at its revalued amount. Any impairment loss of a revalued asset is treated as a revaluation decrease to the extent of a previously recognized revaluation surplus for the same asset.

In respect of assets other than goodwill, and when there is a change in the estimates used to determine the recoverable amount, a subsequent increase in the recoverable amount of an asset is treated as a reversal of the previous impairment loss and is recognized to the extent of the carrying amount of the asset that would have been determined (net of amortization and depreciation) had no impairment loss been recognized. The reversal is recognized in the statement of operation immediately, unless the asset is carried at its revalued amount. A reversal of an impairment loss on a revalued asset is credited directly to the revaluation surplus. However, to the extent that an impairment loss on the same revalued asset was previously recognized as an expense in the statement of operation, a reversal of that impairment loss is recognized as income in the statement of operation.

F-41

U MATRIN WORLDWIDE SDN. BHD.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

Functional and presentation currency

The functional currency of the Company is the currency of the primary economic environment in which the Company operates which is Malaysia Ringgit ("MYR").

Transactions in currencies other than the entity's functional currency are recorded at the rates of exchange prevailing on the date of the transaction. At the end of each reporting period, monetary items denominated in foreign currencies are translated at the rates prevailing at the end of the reporting periods. Exchange differences arising on the settlement of monetary items and on translation of monetary items at period-end are included in income statement of the period.

For the purpose of presenting these financial statements, the Company's assets and liabilities are expressed in US$ at the exchange rate on the balance sheet date, stockholder's equity accounts are translated at historical rates, and income and expense items are translated at the weighted average exchange rate during the period. The resulting translation adjustments are reported under accumulated other comprehensive income in the stockholder's equity section of the balance sheets.

Exchange rate used for the translation as follows:

	Period End	Average
US$ to MYR	Rate	Rate

December 31, 2015	4.29419	3.89755
December 31, 2014	3.49806	3.27235

Cash and cash equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

The cash and cash equivalents for the year ended December 31, 2015 and 2014 were $174,113 and $2,140,653 respectively.

F-42

U MATRIN WORLDWIDE SDN. BHD.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

Trade Receivables

Trade receivables are carried at anticipated realizable value. Bad debts are written off in the period in which they are identified. An estimate is made for doubtful debts based on a review of all outstanding amounts at the balance sheet date.

Bad debt expense were $nil and $nil for the year ended December 31, 2015 and 2014, respectively.

Inventories

Inventories, which are primarily comprised of finished goods for sale, are stated at the lower of cost or net realizable value, using the first-in first-out (FIFO) method. The Company evaluates the need for reserves associated with obsolete, slow-moving and non-salable inventory by reviewing net realizable values on a periodic basis. Only defects products could be return to our suppliers.

Revenue Recognition

The Company generally recognizes product sales revenue when the significant risks and rewards of ownership have been transferred pursuant to Malaysia law, including such factors as when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, sales and value-added tax laws have been complied with, and collectability is reasonably assured.

The revenue recognitions for both retail and dealers are the same, as each recognized when the Company sells it to these parties. There is no policy for dealer to return any unsold products unless it was a defective product.

Commission

The Company expenses commission costs as incurred and includes it in selling expenses. The Company grants commission to dealers and promoters   to promote and sell the products. Amount of commission is based upon agreed value between the Company and the dealers and promoter s as there is no fix basis for such amou nt .

Advertising

The Company expenses advertising costs as incurred and includes it in selling expenses.

Income taxes and valuation allowance

The Company follows ASC 740, Income Taxes. The Company records deferred tax assets and liabilities for future income tax consequences that are attributable to differences between financial statement carrying amounts of assets and liabilities and their income tax bases. The measurement of deferred tax assets and liabilities is based on enacted tax rates that are expected to apply to taxable income in the year when settlement or recovery of those temporary differences is expected to occur. The Company recognizes the effect on deferred tax assets and liabilities of any change in income tax rates in the period that includes the enactment date. The Company record a valuation allowance to reduce deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

A tax benefit from an uncertain tax position may be recognized only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities. The determination is based on the technical merits of the position and presumes that the relevant taxing authority that has full knowledge of all relevant information will examine each uncertain tax position. Although the Company believes the estimates are reasonable, no assurance can be given that the final outcome of these matters will not be different than what is reflected in the historical income tax provisions and accruals.

F-43

U MATRIN WORLDWIDE SDN. BHD.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

Segment Information

The Company adopted ASC-280, Disclosures about Segments of an Enterprise and Related Information, which requires certain financial and supplementary information to be disclosed on an annual and interim basis for each reportable segment of an enterprise. The Company believes that it operates in one business segment (marketing and sales) and in one geographical segment Malaysia, as all of the Company's current operations are carried in Malaysia.

Recent Accounting Pronouncements

In July 2015, the FASB issued ASU No. 2015-11, Simplifying the Measurement of Inventory, which modifies existing requirements regarding measuring inventory at the lower of cost or market. Under existing standards, the market amount requires consideration of replacement cost, net realizable value (NRV), and NRV less an approximately normal profit margin. The new ASU replaces market with NRV, defined as estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. This eliminates the need to determine and consider replacement cost or NRV less an approximately normal profit margin when measuring inventory. The amendments are effective for the annual period ending after December 15, 2016, and for annual and interim periods thereafter. Early application is permitted. The Company is currently assessing this ASU's impacts on the Company's consolidated results of operations and financial condition.

In February 2015, FASB issued ASU No. 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis. The new consolidation standard changes the way reporting enterprises evaluate whether (a) they should consolidate limited partnerships and similar entities, (b) fees paid to a decision maker or service provider are variable interests in a VIE, and (c) variable interests in a VIE held by related parties of the reporting enterprise require the reporting enterprise to consolidate the VIE. The guidance is effective for public business entities for annual and interim periods in fiscal years beginning after December 15, 2015. Early adoption is allowed, including early adoption in an interim period. A reporting entity may apply a modified retrospective approach by recording a cumulative-effect adjustment to equity as of the beginning of the fiscal year of adoption or may apply the amendments retrospectively. The Company is currently assessing the impact of the adoption of this guidance on the consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, which provides a single comprehensive model to be used in the accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The standard's stated core principle is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle the ASU includes provisions within a five step model that includes identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when (or as) an entity satisfies a performance obligation. The standard also specifies the accounting for some costs to obtain or fulfill a contract with a customer and requires expanded disclosures about revenue recognition. The standard provides for either full retrospective adoption or a modified retrospective adoption by which it is applied only to the most current period presented. This ASU is effective January 1, 2017. The Company is currently assessing this ASU's impact on the Company's consolidated results of operations and financial condition.

The Company believes that there were no other accounting standards recently issued that had or are expected to have a material impact on our financial position or results of operations.

F-44

U MATRIN WORLDWIDE SDN. BHD.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

3. GOING CONCERN

As reflected in the accompanying financial statements, the Company had accumulated a deficit of $166,830 and $29,233 as of December 31, 2015 and 2014, respectively.

Uncertainty arise as the market being in operation faces economic slowdown which might cast a slight doubt on the Company ability to generate profit in the next 12 months. Management's plans include the raising of capital through the equity markets to fund future operations, seeking additional acquisitions, and generating of revenue through the business. However, there can be no assurances the Company will be successful in its efforts to secure additional equity financing and obtaining sufficient revenue. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

4. OTHER RECEIVABLES, DEPOSITS AND PREPAYMENTS

	December 31,	December 31,
	2015	2014
Other receivables	$9,431	$1,143
Deposits	35,942	184,731
Prepayments	-	6,861
Total	$45,373	$192,735

5. PROPERTY & EQUIPMENT

Property & equipment consist of the following:

	December 31,	December 31,
	2015	2014
Computer and software	$20,571	$15,421
Furniture and fittings	28,408	12,751
Office equipment	41,014	45,718
Renovations and improvements	298,093	238,454
Building	1,081,054
Total	1,469,140	312,344
Less: accumulated depreciation	(46,138)	(3,578)
Net	$1,423,002	$308,766

The depreciation expense charged to general and administrative expenses were $47,623 and $3,825 for the years ended December 31, 2015 and 2014, respectively.

F-45

U MATRIN WORLDWIDE SDN. BHD.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

6. RELATED PARTIES TRANSACTIONS

Due from related parties consists of the following:

	December 31,	December 31,
	2015	2014	Purpose
Dato Ho Phooi Keow	$-	$99,115	Advance
Global Bizrewards Sdn. Bhd.	34,465	28,587	Advance
Fine Portal Sdn Bhd	-	85,762	Advance
Multimedia Biz Solution Sdn. Bhd.	46,574	85,762	Advance
SKH Media Sdn. Bhd.	-	54,316	Advance
Umatrin Holding Ltd	7,875	-	Advance
Total Due from	88,914	353,542

Due to related parties consists of the following:

	December 31,	December 31,
	2015	2014
Dato Sri Warren Eu Hin Chai	$407,146	$1,014,493	Advance
SKH Media Sdn. Bhd.	15,939	554,253	Advance
JS Health & Beauty Sdn. Bhd.	-	180,567	Inventory Purchase
Creative Iconic Sdn. Bhd.	167,159	-	Inventory Purchase
Total Due to	590,244	1,749,313

F-46

U MATRIN WORLDWIDE SDN. BHD.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

The related parties' relationship to the Company as follows:

Name	Relationship
Dato Ho Phooi Keow	Director, Majority Shareholder and Officer of the Company
Global Bizrewards Sdn. Bhd.	Related by common director, Dato' Sri Eu Hin Chai
Fine Portal Sdn. Bhd.	Related by common director, Dato' Sri Eu Hin Chai
Multimedia Biz Solution Sdn. Bhd.	Related by common director, Dato' Liew Kok Hong
SKH Media Sdn. Bhd.	Related by common director, Dato' Sri Eu Hin Chai
Dato Sri Warren Eu Hin Chai	Director & Shareholder of the Company
JS Health & Beauty Sdn. Bhd.	A Company owned by a director of the Company
Creative Iconic Sdn. Bhd.	Related by key employee; Patricia Low

The amounts due from or due to related parties' were unsecured, non-interest bearing, and due on demand.

The Company purchased its inventory from its supplier JS Health & Beauty Sdn. Bhd. and Creative Iconic Sdn. Bhd. The amounts of inventory purchased were $642,179 and $707,091 for the year ended December 31, 2015 and 2014, respectively.

The Company leased an office space from SKH Media Sdn. Bhd.. The rent expenses were $30,788 and $9,168 for the years ended December 31, 2015 and 2014, respectively.

7. OTHER PAYABLES AND ACCRUALS

	December 31,	December 31,
	2015	2014
Other payables	$52,862	$746,700
Accruals	130,857	100,609
	-
Total	$183,719	$847,309

F-47

U MATRIN WORLDWIDE SDN. BHD.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

8. STOCKHOLDERS' EQUITY

The Company is authorized to issue 500,000 shares of common stock at MYR1 per share with 500,000 shares issued and paid up for MYR500,000 ($161,927).

On February 16, 2015, the Company was authorized to issue additional 4,500,000 shares of common stock at MYR1 per share and additional 1,000,000 shares was issued and paid up for MYR1,000,000 ($305,591).

9. PROVISION FOR INCOME TAXES

A reconciliation of income taxes applicable to the profit before income taxes at the statutory tax rate and income tax expense at the effective tax rate of the Company is as follows:

	For the year ended
	December 31,	December 31,
	2015	2014
Net profit before income taxes	36,223	410,003

Tax at the statutory tax rate	7,245	62,500

Tax effects of:	-	-
Non-deductible expenses	-	47,940
Under accrual in prior year	2,044	-
Allowance Valuation	18,412	40,000
Income tax expense	27,701	150,440

F-48

U MATRIN WORLDWIDE SDN. BHD.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

Deferred tax assets consisted of the following:

	December 31,	December 31,
Deferred tax assets:	2015	2014
Net operating losses	-	-
Timing differences in expenses deductions	9,991	12,265
Allowance Valuation	-	-
Total	9,991	12,265

10. COMMITMENTS, CONTINGENCIES, RISKS AND UNCERTAINTIES

Operating Lease Commitments

The Company entered into a property lease agreement for office space which started on December 1, 2014 and expired on October 31, 2015 for monthly payment of MYR10,000 (approximately $2,858). The lease was not renewed and the Company continues to rent the property on a month to month basis.

The Company entered into a property lease agreement for office space which started on September 5, 2014 and expired on September 4, 2015 for monthly payment of MYR4,500 (approximately $1,286). The lease was not renewed and the Company continues to rent the property on a month to month basis.

The rent expenses were $67,895 and $16,502 for the year ended December 31, 2015 and 2014, respectively.

Concentration and Credit risk

Cash deposits with banks are held in financial institutions in Malaysia, which are federally insured with deposit protection up to MYR250,000 (approximately $58,218). Accordingly, the Company has a concentration of credit risk related to the uninsured part of bank deposits. The Company has not experienced any losses in such accounts and believes it is not exposed to significant credit risk.

The Company depends on few supplier for its products. Accordingly, the Company has a concentration risk related to these suppliers. Failure to maintain existing relationships with the suppliers or to establish new relationships in the future could negatively affect the Company's ability to obtain products sold to customers in a timely manner. If the Company is unable to obtain ample supply of products from existing suppliers or alternative sources of supply, the Company may be unable to satisfy the orders from its customers, which could materially and adversely affect revenues.

F-49

U MATRIN WORLDWIDE SDN. BHD.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

11. TERM LOAN

On December 23, 2014, MYR2,300,000 (approximately $657,507) term loan was granted to the Company for the purchase of a four-story office with a repayment period of 240 months.

The term loan was secured by the title deed for the said property and guaranteed by directors of the Company. The term loan is subject to an interest charges at 2.10% per annum below the Bank's Base Lending Rate ("BLR") with daily rests. The BLR is currently at 6.85% for September 30, 2015.

On July 27, 2015, the Company made a drawdown of MYR2,300,000 (approx. $609,554) on the term loan. The repayment started effectively on September 1, 2015 with a fixed installment of MYR14,863.14 (approx. $4,249) for 240 installments. The current and non-current portion of the loan on December 31, 2015 is $41,535 and $491,197, respectively.

Interest expenses were $12,085 and $Nil for the year ended December 31, 2015 and 2014, respectively.

12. SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date the financial statements were issued. Based on our evaluation, no events have occurred which require adjustment or disclosure.

F-50

U MATRIN WORLDWIDE SDN. BHD.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

B. Unaudited Pro Forma Combined Financial Information

The accompanying unaudited pro forma combined financial information have been prepared to present the balance sheet and statements of operations of Umatrin Holding Ltd. (the "Company" or "UMHL"), to indicate how the consolidated financial statements of the Company might have looked like if the acquisition of Umatrin Worldwide Sdn. Bhd. ("Umatrin") and transactions related to the acquisition had occurred as of the beginning of the period presented.

The unaudited pro forma condensed combined balance sheet as of December 31, 2015 is presented as if the acquisition of Umatrin had occurred on the first day of the eleven months ended December 31, 2015.

The unaudited pro forma condensed combined statements of operations for the nine months ended October 31, 2015, and for the fiscal year ended January 31, 2015, are presented as if the acquisition of Umatrin had occurred on the first day of the fiscal year ended January 31, 2015 and were carried forward through each of the aforementioned periods presented.

These pro forma condensed financial statements are presented for illustrative purposes only and are not intended to be indicative of actual consolidated financial position and consolidated results of operations had the purchase been in effect during the periods presented, or of consolidated financial condition or consolidated results of operations that may be reported in the future.

The pro forma adjustments contained in the pro forma combined financial statements relate to the assumptions of all prior and existing liabilities of the Company upon consummation of the acquisition.

F-51

Pro forma Balance Sheet

	Historical		Pro forma
	December 31,	December 31,
	2015	2015
	UMHL	Umatrin	Adjustment	Notes	Combined
Assets
Current Assets
Cash and cash equivalents	$-	$174,113	-		$174,113
Trade receivables, net	-	-	-		-
Inventory	-	88,957	-		88,957
Deferred tax assets	-	9,991	-		9,991
Due from related parties	-	88,914	-		88,914
Other receivables, deposits and prepayments	-	45,373	-		45,373
Total Current Assets	-	407,348	-		407,348
Property and equipment, net	-	1,423,002	-		1,423,002
Total Assets	-	1,830,350	-		1,830,350

Liabilities
Current Liabilities
Accounts payables and accrued expenses	6,831	-	-		6,831
Trade payables	-	-	-		-
Due to related parties	96,298	590,244	-		686,542
Taxes payable	-	1,441	-		1,441
Other payables and accruals	-	183,719	-		183,719
Term loan payable-current portion	-	41,535	-		41,535
Advance from customers	-	-	-		-
Total Current Liabilities	103,129	816,939	-		920,068
Term loan payable-long term	-	491,197	-		491,197
Total Liabilities	103,129	1,308,136	-		1,411,265

Commitments & Contingencies

Stockholders' Equity (Deficit)
Umatrin Holding Ltd. Stockholders' Equity (Deficit)
Preferred stock, $0.00001 par value	-	-	-		-
Common stock, $0.00001 par value	583	-	1,000	(A)	1,583
Shares capital	-	467,518	(467,518)	(B)	-
			(1,000)	(A)
Additional paid-in capital	2,281,284	-	374,014	(B)	2,654,298
Accumulated earnings (deficits)	(2,384,996)	221,526	(44,305)	(C)	(2,207,775)
Accumulated other comprehensive income	-	(166,830)	33,366	(C)	(133,464)
Total Umatrin Holding Ltd. Stockholders' Equity (Deficit)	(103,129)	522,214	-		314,642
			93,504	(B) (C)
			44,305	(C)
Noncontrolling interest	-	-	(33,366)	(C)	104,443
Total Stockholders Equity (Deficit)	(103,129)	522,214	-		419,085
Total Liabilities and Stockholders Equity (Deficit)	$-	$1,830,350	-		$1,830,350

F-52

Pro forma Statements of Operations and Comprehensive Income (Loss)

	Historical		Pro forma
	For the years ended
	December 31,	December 31,
	2015	2015
	UMHL	Umatrin	Adjustment	Notes	Combined

Sales	$-	$3,158,296			$3,158,296
Cost of sales	-	544,169			544,169
Gross margin	-	2,614,127			2,614,127

Operating expenses
Selling, general & administrative expenses	375,495	2,577,904			2,953,399
Total operating expenses	375,495	2,577,904			2,953,399

Income (Loss) from operations	(375,495)	36,223			(339,272)

Other income (expenses)
Interest expense	(3,569)	-			(3,569)
Other income	-	-			-
Total other income (expenses)	(3,569)	-			(3,569)

Net income (loss) before income taxes	(379,064)	36,223			(342,841)

Provision of income taxes	-	(27,701)			(27,701)

Net income (loss) including noncontrolling interest	(379,064)	8,522			(370,542)

Less: Net loss attributable to noncontrolling interest	-	-	1,704	(C)	1,704

Net income (loss) attributable to Umatrin Holding Ltd.	$(379,064)	$8,522			$(372,246)

Net income (loss) including noncontrolling interest	$(379,064)	$8,522			$(370,542)
Foreign currency translation adjustment	-	(137,597)			(137,597)
Comprehensive income (loss) including noncontrolling interest	$(379,064)	$(129,075)			$(508,139)
Comprehensive income (loss) attributable to noncontrolling interest	-	-	27,519	(C)	27,519
Comprehensive income (loss) attributable to Umatrin Holding Ltd.	$(379,064)	$(129,075)			$(480,620)

Net loss per Common Share - Basic and Diluted				(D)	$(0.002)
Weighted Average Number of Shares Outstanding - Basic and Diluted					158,289,000

F-53

UMATRIN HOLDING LTD.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2015 AND 2014

Notes to Unaudited Pro Forma Combined Financial Information

Note 1 – Basis of Presentation

The unaudited pro forma combined balance sheet as of December 31, 2015, and the unaudited pro forma combined statements of operations for the year ended December 31, 2015, are based on the historical financial statements of the Company and Umatrin after giving effect of the share exchange agreements entered between the Company and Umatrin on January 6, 2016, and the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The Company entered into a share exchange agreement with Umatrin whereas the acquisition was accounted under US GAAP as a business combination under common control with the Company being the acquirer as both entities were owned by the same controlling shareholders. Prior to the business combination, Dato' Sri Eu Hin Chai, through Umatrin Group Ltd., held 76% of the outstanding shares of common stock of the Company. Dato' Sri Eu Hin Chai and Dato' Liew Kok Hong beneficially owned 61.25% and 38.75% of Umatrin immediately prior to the closing. The pro forma combined financial information have been presented at historical costs and on a retroactive basis of the entities. No purchase price or reverse merger accounting methods were used.

Note 2 – Adjustments

(A)

The Company issued 100,000,000 shares of its commons stock to two shareholders of Umatrin in exchange for 1,200,000 shares (80% ownership) of Umatrin. Pursuant to the share exchange agreement effective January 6, 2016, the Company issued to Dato' Sri Eu Hin Chai and Dato' Liew Kok Hong 50,000,000 and 50,000,000 shares, respectively.

(B)	To eliminate Umatrin's historical shares capital, assuming the Umatrin's original stockholders will exchange their shares in Umatrin for the Company's shares.

(C)	To adjust the 20% noncontrolling interest after the share exchange.

(D)

In computing weighted average number of shares outstanding, 100,000,000 shares issued in shares exchange agreement and 24,719,100 shares issued for conversion of promissory note to make Dato' Sri gain control of the Company are assumed to taken place at the beginning of the period presented.

F-54

UMATRIN HOLDING LIMITED

100,000,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The Date of This Prospectus is ____________, 2016

43

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee	$201.40
Transfer Agent Fees	$5,000
Accounting fees and expenses	$5,000
Legal fees and expense	$25,000
Miscellaneous	$4,798.60
Total	$40,000.00

All amounts are estimates other than the SEC's registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Section 145 of Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys' fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

The Company's certificate of incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

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The Company has been advised that in the opinion of the Commission, insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company's directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than the Company's payment of expenses incurred or paid by the Company's director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by the Company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The Company may enter into indemnification agreements with each of its directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection. The Company has not entered into any indemnification agreements with its directors or officers, but may choose to do so in the future. Such indemnification agreements may require the Company, among other things, to:

•	indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;

•	advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or

•	obtain directors' and officers' insurance.

At present, there is no pending litigation or proceeding involving any of the Company's directors, officers or employees in which indemnification is sought, nor is the Company aware of any threatened litigation that may result in claims for indemnification.

Item 15. Recent Sales of Unregistered Securities

On March 29, 2015, the Company issued 16,499,400 shares at $0.005 a share and totaling $82,497 and 8,249,700 shares at $0.01 a share and totaling $82,497 as conversions of two promissory notes payable for past advances and loans. The above securities were not registered under the Securities Act in reliance on an exemption from registration set forth in Section 4(2) thereof, as a transaction by the Company not involving any public offering.

On January 6, 2016, the Company issued a total of 100,000,000 shares of its common stock to the two holders of Umatrin, Dato' Sri and Dato' Liew, in exchange for 80% of the equity interests of U Matrin Worldwide SDN BHD. The above securities were not registered under the Securities Act in reliance on an exemption from registration set forth in Section 4(2) thereof, as a transaction by the Company not involving any public offering.

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Item 16. Exhibits and Financial Statement Schedules

Exhibits #	Title
3.1	Certificate of Incorporation of the Company (1)
3.2	Certificate of Amendment to the Articles of Incorporation of the Company, dated June 3, 2008 (2)
3.3	Certificate of Amendment to the Articles of Incorporation of the Company, dated March 16, 2015 (3)
3.4	Certificate of Amendment to the Articles of Incorporation of the Company, dated March 28, 2015 (3)
3.5	Bylaws (2)
5.1	Opinion of Lucosky Brookman LLP *
10.1	Share Exchange Agreement, dated January 6, 2016, by and among Dato' Sri Warren Eu Hin Chai, Dato' Liew Kok Hong, the Company, and U MATRIN WORLDWIDE SDN BHD. (3)
10.2	Term Loan Agreement, dated December 23, 2014, by and between RHB Bank Berhad and U MATRIN WORLDWIDE SDN BHD. (3)
10.3	Sale and Purchase Agreement, dated November 12, 2014, by and between Mega Panorama Sdn Bhd. and U MATRIN WORLDWIDE SDN BHD. (3)
21.1	List of Subsidiaries (3)
23.1	Consent of Yichien Yeh, CPA, as to the audit financials of Umatrin Holding Limited
23.2	Consent of Yichien Yeh, CPA, as to the audit financials of U Matrin Worldwide Sdn. Bhd.
23.3	Consent of Jimmy P. Lee CPA PC, as to the audit financials of U Matrin Worldwide Sdn. Bhd.
23.4	Consent of Lucosky Brookman LLP. (filed as Exhibit 5.1)
______________
*	To be filed by amendment.
(1)	Incorporated by reference to the Company's Registration Statement on Form 10-SB, as filed with the Securities and Exchange Commission on March 8, 2005.
(2)	Incorporated by reference to the Company's Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on August 29, 2008.
(3)	Incorporated by reference to the Company's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on January 6, 2016.

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of the securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

6.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 12th day of August, 2016.

UMATRIN HOLDING LIMITED

By:	/s/ Dato' Liew Kok Hong
Dato' Liew Kok Hong
President, Chief Executive Officer, and Chief Financial Officer (Duly Authorized Officer, Principal Executive Officer and Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Dato' Liew Kok Hong	President, Chief Executive Officer, Chief	August 12, 2016
Dato' Liew Kok Hong	Financial Officer, and Chairman of the
Board of Directors (Principal Executive Officer and Principal Financial and Accounting Officer)

/s/ Dato' Sri Warren Eu Hin Chai	Vice President and Director	August 12, 2016
Dato' Sri Warren Eu Hin Chai

/s/ Dato' Osmanthus Ang Kui Hwa	Independent Director	August 12, 2016
Dato' Osmanthus Ang Kui Hwa

/s/ Teoh Bi Shan	Director	August 12, 2016
Teoh Bi Shan

/s/ Teng Ling Ching	Director	August 12, 2016
Teng Ling Ching

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